SERVICE CONTRACTOR AGREEMENT (Long Form, Non-Agency)
[JONES LANG LASALLE AS INDEPENDENT CONTRACTOR]

THIS AGREEMENT is made and entered into this 30th day of April, 2009, for the benefit of Merck & Co., Inc. (herein "**Owner**") by [Jones Lang LaSalle Americas, Inc., a Maryland corporation] (herein "**Manager**"), and U.S. Facilities, Inc, a Delaware Corporation (herein "Service Contractor").

WITNESSETH:

WHEREAS, Manager is the property manager of **Owner's** property located at One Merck Drive, Whitehouse Station, NJ (herein "Property") pursuant to a property management agreement between **Owner** and **Manager** dated February 16th, 2009 (herein "Property Management Agreement");

WHEREAS, Service Contractor is skilled in the performance of all the Contract Duties (identified below) and has offered to perform all said Contract Duties with respect to the Property; and

WHEREAS, Manager, in furtherance of its duties as property manager of the Property, is desirous of securing the performance of all the Contract Duties by Service Contractor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties, it is agreed as follows:

Section 1. Term of Agreement.

Unless sooner terminated as herein provided, the term of this Agreement shall begin on May 1, 2009 (herein "Contract Commencement Date") and shall end on May 1, 2012, herein "Contract Expiration Date"), with 2 one-year renewal upon mutual agreement

Section 2. Contract Duties.

From and after the Contract Commencement Date and until the Contract Expiration Date or earlier termination of this Agreement, Service Contractor shall timely and fully perform all of the Contract Duties set forth in Exhibit A which is attached hereto and incorporated by reference herein. Service Contractor further agrees to perform all of the Contract Duties in a good and workmanlike manner, and in accordance with industry standards established by those engaged in a business similar to that of Service Contractor in performance of the Contract Duties, and to pay for insurance premiums of any kind or description, transportation, reimbursable employee travel and entertainment expenses, sales taxes, salaries, federal and state employment taxes, any similar payroll taxes relating to employees of Service Contractor,; and to obtain and pay for all applicable permits and governmental fees, licenses and inspections necessary and incidental to the performance of the Contract Duties and to otherwise comply with all governmental regulations pertaining to performance of the Contract Duties; and to uniform all employees, servants and agents to the subjective satisfaction of **Manager**;Account Manager ; and to maintain a continuing employee training program so as to insure maximum efficiency of performance of the Contract Duties and to insure the safety of all persons on the Property; and to keep the Property free from accumulation of waste materials or rubbish caused by Service Contractor's operations.

Section 3. Service Contractor's Compensation.

Manager shall pay Service Contractor compensation, for Service Contractor's performance of the Contract Duties, in the amounts and at the rates established in Exhibit B which is attached hereto and incorporated by reference

herein. Service Contractor shall bill **Manager** for such compensation not more frequently than monthly. Anything in Exhibit B to the contrary notwithstanding, **Manager** shall pay Service Contractor only as and when **Owner** provides **Manager** with the funds to cover such payment pursuant to the Property Management Agreement. **Manager** shall not be liable to Service Contractor for failure to pay Service Contractor hereunder unless **Manager** fails through its own gross negligence or willful misconduct to make payments to Service Contractor for which funds have been provided to **Manager** by **Owner**. **Manager** shall pay **Service Contractor** within 15 days of funding provided by Owner. If Service Contractor fails to invoice Manager for any Charges within one hundred twenty (120) days after the month in which the Services in question are rendered or the expense incurred, Service Contractor will waive any right it may otherwise have to invoice for and collect or otherwise recover such amount.

Section 4. Additional Work.

It is understood that, from time to time during the term of this Agreement, **Manager** may request Service Contractor to perform services or provide materials which are not set forth in the Contract Duties but are related to the services encompassed within the Contract Duties (herein "Additional Work"). Service Contractor hereby agrees to perform such mutually agreeable Additional Work so long as prior to the performance of such Additional Work, **Manager** shall authorize in writing the scope of such Additional Work and compensation payable to Service Contractor for the full performance of said Additional Work. **Service Contractor** shall not be obligated to proceed with Additional Work in the absence of such written authorization.

In the event Service Contractor shall fail to secure such a writing relating to such Additional Work, any such work thereafter performed shall be deemed a part of the Contract Duties and Service Contractor shall not be entitled to any additional compensation therefor.

Section 5. Early Termination.

5.1 Termination for Cause. **Manager** may, by giving written notice, terminate this Agreement as of the date specified in the notice if Service Contractor breaches this Agreement and (a) such breach is not cured within a reasonable period as specified in the notice, or (b) such breach is not capable of being cured within a reasonable period.

5.2 Termination upon Notice. **Manager** may, by giving not less than thirty (30) days written notice, terminate this Agreement as of the date specified in the notice, with or without cause. In the event that the Property Management Agreement is terminated this Agreement shall terminate as of the effective date of termination of the Property Management Agreement, regardless of whether **Manager** has given prior notice to Service Contractor of such early termination. However, if **Manager** has prior notice of termination of the Property Management Agreement, **Manager** will give prior notice of early termination of this Agreement to Service Contractor as soon thereafter as is reasonably possible. Service Contractor shall receive compensation for all Contract Duties performed through the effective date of early termination.

Section 6. Relationship of Parties, Service Contractor Employees.

6.1 Relationship of Parties: Service Contractor is retained by **Manager** only for the purpose and to the extent set forth herein and Service Contractor's relationship with **Manager** shall, during the entire term of this Agreement, be that of independent contractor so that neither Service Contractor, nor any employee, agent, servant, officer, director or shareholder of Service Contractor, shall be deemed an agent, servant or employee of **Manager**. Service Contractor agrees to indemnify and

hold **Owner** and **Manager** and their respective affiliates, and their partners, officers, directors, employees and agents harmless of and from any and all liabilities, claims, demands, damages, and expenses (i) arising from any determination (whether judicially or administratively) that some relationship, other than that of independent contractor, exists between **Owner** and/or **Manager** and Service Contractor, or (ii) in connection with hiring, termination, discipline, evaluation and resolution of complaints and grievances of Service Contractor's employees.

Each party acknowledges that the other has expended considerable resources in assembling a work force. Therefore, each party agrees that it will not employ or offer to employ the other party's employees, during the term of this contract or any extension or modification thereof, unless agreed to in writing by both parties.

In no event shall this subcontract be viewed as a pooling of resources or sharing of liabilities. The Service Contractor shall in no way be liable for debts or claims of any nature against the Manager except as specifically set forth herein.

Background Investigations: To the extent permitted by applicable Laws, Service Contractor will conduct background investigations consistent with Owner's Rules for all Service Contractor Employees regularly involved in performing Contract Duties on Owner's properties or facilities, and Service Contractor will provide verification to Manager that it performed such background investigations. If permitted by applicable Laws, the results of such investigations shall be provided to Manager upon its request. Background investigations will be conducted by Service Contractor in accordance with applicable local, state and federal law and at a minimum shall include the following:

(a) verification of Social Security Number (for employees in the United States); and

(b) a criminal history search to identify felony convictions conducted in the employee's current county of residence and prior county of residence (if applicable) for the immediate preceding seven (7) year period; an adverse result may include a felony conviction in the last seven years for job related crimes, typically characterized as crimes of violence, dishonesty, theft, drugs, or a series of repeated convictions.

6.2 Compliance: Service Contractor will ensure that Service Contractor Employees, while at any Owner facility, (a) comply with all facility, federal, state or local safety, health and security rules and regulations and other instructions of Owner or Manager when performing Contract Duties at Property, and shall conduct their work in such a manner as to avoid endangering the safety, or interfering with the convenience of, Owner or its customers, (b) comply with reasonable requests of Owner's and Manager's Personnel pertaining to personal and professional conduct, and (c) otherwise conduct themselves in a professional and businesslike manner. In addition, Service Contractor shall maintain records of all recordable injuries or illnesses (as defined by any government entity) occurring to Service Contractor Employees while performing Contract Duties. Service Contractor shall provide copies of such records to Manager and/or Owner upon request; however, to the extent such records contain Confidential Information, such information will be redacted accordingly. In addition, Service Contractor shall cooperate as necessary with any Owner- or Manager-led or requested incident investigation.

6.3 Online Access: If any of Service Contractor Employees is given access to any of Owner's or Manager's computers or electronic data storage systems in order to perform Contract Duties, Service Contractor will limit such access and use solely to perform Contract Duties within the scope of this Agreement and will not permit any attempt to access any Owner or Manager computer system, electronic file, software or other electronic services other than those specifically

required to perform the Contract Duties specified herein. Service Contractor will (a) limit such access to those Employees with an express requirement to have such access in connection with this Agreement, (b) advise Manager in writing of the name of each individual who will be granted such access, and (c) strictly follow all Owner's and Manager's security rules and procedures for use of their electronic resources. All user identification numbers and passwords disclosed to Service Contractor and any information obtained by Service Contractor as a result of Service Contractor's access to, or use of, Manager's or Owner's electronic resources will be deemed and treated as Confidential Information. Service Contractor will cooperate with Manager and Owner in the investigation of any apparent unauthorized access by Service Contractor Employees to Manager's or Owner's computers or electronic data storage systems or unauthorized release of Confidential Information.

6.4 Dishonest Acts: Manager shall notify Service Contractor of any act of dishonesty or breach of trust committed against Owner or Manager which may involve Service Contractor Employees, and Service Contractor shall immediately notify Manager if it becomes aware of any such dishonesty or breach of trust. Following such notice, at the request of Manager or Owner and to the extent permitted by law, Service Contractor shall cooperate with investigations conducted by or on behalf of Manager or Owner, and immediately remove such Service Contractor Employees from Owner Property, and prohibit such individual(s) from further access to Owner Property pending the completion of such investigations.

6.5 Right of Inspection: Manager and Owner reserve the right to inspect any documents, vehicle or container entering or leaving Owner's premises, and the right to conduct unannounced inspections and searches of, including but not limited to, the work place, lunchrooms, offices, control rooms, lockers, briefcases, baggage, purses, desks, toolboxes, clothing and vehicles for the purpose of discovering violations of any applicable Manager or Owner policies.

Section 7. Insurance.

At all times while performing the Contract Duties, Service Contractor shall maintain, at its sole cost and expense, the insurance set forth in Exhibit C, attached hereto and incorporated by reference herein, from insurance companies and in a form reasonably satisfactory to **Manager** with limits of liability not less than stated in such Exhibit C. **Manager** shall have the right to inspect and review the policies in their entirety and shall be provided with copies upon request.

Section 8. Indemnification.

To the fullest extent permitted by applicable law, Service Contractor shall defend, indemnify and hold harmless **Owner** and **Manager** and their respective officers, directors, employees, agents, shareholders, partners, joint venturers, affiliates, successors and assigns from and against any and all liabilities, obligations, claims, demands, causes of action, losses, expenses, damages, fines, judgments, settlements and penalties, including, without limitation, costs, expenses and attorneys' fees incident thereto, arising out of, based upon, or occasioned by or in connection with:

(a) Service Contractor's performance of (or failure to perform) the Contract Duties;

(b) a violation of any laws or any negligence, gross negligence or willful misconduct by Service Contractor or its affiliates, subcontractors, agents or employees during performance of the Contract Duties; and/or

(c) a breach of this Agreement by Service Contractor or any of its affiliates, subcontractors, agents or employees.

The aforesaid obligation of indemnity shall be construed so as to extend to all legal, defense and investigation costs, as well as all other reasonable costs, expenses and liabilities incurred by the party indemnified, from and after the time at which the party indemnified receives notification (whether verbal or written) that a claim or demand is to be made or may be made.

Service Contractor's obligations under this Section 8 shall be limited only to the extent (i) damages are determined to have been caused by other parties not owned, hired by or assigned by Service Contractor and (ii) of any determination by a court of competent jurisdiction (but not through mediation or arbitration) that Owner or Manager was at fault.]

Section 9. Assignment and Delegation.

9.01 Service Contractor shall be absolutely prohibited from assigning this Agreement or delegating or subcontracting any of the Contract Duties (or any right, obligation or performance of Service Contractor hereunder), it being agreed that the services to be performed hereunder are personal in nature. Any attempted assignment or subletting of this Agreement or any delegation or subcontracting of any Contract Duties or Additional Work without **Manager**'s prior written consent, which may be withheld in **Manager**'s sole and absolute discretion, shall be void and of no force and effect.

9.02 **Manager** may assign or novate this Agreement, at any time, in its sole and absolute discretion, to **Manager**'s nominee by giving Service Contractor written notice of same, which notice shall specify the assignee and effective date of assignment.

Section 10. Notices.

Any information or notices required to be given under this Agreement shall be in writing and shall be delivered either by (i) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid, in the U.S. mail; (ii) a reputable messenger service or a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with such messenger or courier; or (iii) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. All notices shall be addressed as follows:

If to Manager: [Jones Lang LaSalle Americas, Inc.]
One Merck Drive
PO Box 100
Mail Stop WS2E-20
Whitehouse Station, NJ 08889-0100
Attn: Sourcing Manager

with a copy to: [Add name and address for additional copies, if necessary]

If to Service Contractor: __U.S. Facilities, Inc____________________
___1800 JFK Boulevard, 16th floor____________________

___Philadelphia, PA 19103
Attn: James C. Dobrowolski

with a copy to: ___U.S. Facilities, Inc.
___1800 JFK Boulevard, 16th floor
___Philadelphia, PA 19103
Attn: Marjorie L. McCann

The foregoing addresses may be changed from time to time by notice to the other party in the manner hereinbefore provided for.

Section 11. No Waiver.

Failure of **Manager** at any time to require performance by Service Contractor of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by **Manager** of a breach of any of the provisions hereof constitute a waiver of any succeeding breach of the same or any other provision.

Section 12. Severability.

If any provision hereof is deemed to be invalid or unenforceable under applicable law, this Agreement shall be considered divisible as to such provision and the same shall thereafter be inoperative, provided however, the remaining provisions of this Agreement shall be valid and binding.

Section 13. Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania [insert state where property is located] (other than its rules as to conflicts of law which might require application of laws of another jurisdiction).

Section 14. Compliance with IRCA.

Service Contractor agrees at all times to remain in strict compliance with all terms, provisions, regulations and rulings relative to the Immigration Reform and Control Act of 1986 (IRCA). All employees of Service Contractor assigned to the Property will have had their identity and eligibility for work within the United States properly verified. Within three (3) days of receipt of a written request from **Manager**, Service Contractor shall provide copies of the I-9 form or such other documentation as may be appropriate to satisfy **Manager** as to Service Contractor's compliance with IRCA.

Service Contractor agrees to defend and indemnify **Owner**, **Manager** and their affiliates and subsidiaries, and the respective directors, partners, officers, agents, representatives, and employees of each of them from and against any claims, actions, suits or proceedings of any type whatsoever arising out of or in any way connected with Service Contractor's breach of the terms of the paragraph immediately above.

Section 15. Compliance with Safety Regulations

Service Contractor and Service Contractor Employees shall observe and comply with all federal, state, and local safety, health and environmental laws, all industrial insurance, security and health regulations, and all other applicable government statutes, rules, regulations or ordinances. Service Contractor and Service Contracgtor Employees shall take all action necessary to avoid injury, property damage, spills or emissions of hazardous substances, materials or waste, and other dangers to persons, property or the environment. To the extent required

by Manager or Owner, Service Contractor Employees shall receive prescribed training prior to entering Owner premises.

Service Contractor shall plan for, and ensure, that all employees performing any Contract Duties or Additional Work comply with **Owner** EH&S policies & procedures, the basic provisions of OSHA Safety and Health Standards (29 CFR 1910) and General Construction Standards (29 CFR 1926) as such federal regulations are applicable to the specific tasks constituting the Contract Duties and Additional Work (if any). The responsibility for the implementation and enforcement of health and safety requirements lies with Service Contractor, and its safety support staff. Service Contractor shall provide Material Safety Data (MSD) Sheets in compliance with OSHA Hazard Communication Standards. Service Contractor shall take all necessary and desirable precautions for the safety of, and provide the necessary protection to prevent damage, injury, or loss to:

a. all employees on the work site.
b. all materials or equipment to be provided, incorporated in, or utilized in connection with, the Contract Duties, whether on or off the work site.
c. other property located at the site of the Contract Duties or at the Property.
d. the Property.

Section 16. Miscellaneous Provisions Applicable to Service Contractor.

16.01 Service Contractor shall, at all times, enforce strict discipline and good order among its employees and shall not employ on the Contract Duties any unfit person or anyone not skilled in performance of the Contract Duties. **Manager** has the right to require Service Contractor to remove from its work force assigned to the Property any employees or subcontractor's employees whose presence at the Property **Manager** deems, in its sole discretion, to be detrimental to the best interests of the Property.

16.02 In conducting the Contract Duties, Service Contractor and all of its subcontractors shall agree to employ only labor which shall not result in jurisdictional disputes or strikes or cause disharmony with other contractors, agents, and employees at the Property.

16.03 Service Contractor warrants to **Manager** that all Contract Duties shall be performed in a safe, good and workmanlike manner, and that the Contract Duties, , shall conform to all requirements and specifications identified in this Agreement and shall be free from defects of any kind in workmanship. All Contract Duties not conforming to these requirements may be considered defective.

16.04 Service Contractor, in performing the Contract Duties, shall comply with all applicable laws. Service Contractor shall not take, and is not authorized to take, any action in the name of or on behalf of **Manager** or **Owner**, or which would violate any applicable law. If Service Contractor performs any Contract Duties contrary to applicable law, any additional costs resulting therefrom, including the costs of correcting said Contract Duties to comply with such law and the cost of fully indemnifying **Manager** and **Owner** from any liability or expenses with respect to such violations by Service Contractor may be offset by **Manager** and **Owner** against amounts owing to the Service Contractor in connection with the Agreement or otherwise. Service Contractor shall also at all times comply with [the Rules and Regulations for Contracted Service Employees attached to this Agreement as Exhibit D and incorporated by reference herein, as well as any other] rules or regulations reasonably imposed by **Manager** in connection with the safe and efficient operation of the Property and/or the performance of the Contract Duties by Service Contractor.

16.05 Service Contractor shall obtain at its own cost all licenses (including professional licenses), permits, certificates and authorizations necessary for Service Contractor to do business in all jurisdictions where any part of the Contract Duties are to be performed. Service Contractor shall also obtain all licenses, permits, certificates and authorizations necessary in connection with Service Contractor's performance of the Contract Duties, and give all notices required under applicable law, or by any governmental entity having jurisdiction over the Contract Duties, Service Contractor, its employees, agents, subcontractors Contractors, or the activities of any of them.

16.06 Service Contractor acknowledges that **Owner** or **Manager** (or other persons with the permission of **Owner** or **Manager**) may concurrently perform services of the same type as the Contract Duties (unrelated to this Agreement) at this site and the Property, and Service Contractor specifically consents to such concurrent performance of Contract Duties by **Owner** or **Manager** (and others) without interference by those who are performing the Contract Duties under this Agreement.

16.07 Service Contractor shall promptly remedy all damage or loss to any property at the site or at the Property if such damage or loss is caused directly or indirectly, in whole or in part, by Service Contractor, any subcontractor or anyone directly or indirectly performing the Contract Duties. The costs of such remedy will be borne by the Service Contractor only in proportion to its causation of such damage or loss.

16.08 Service Contractor shall not permit any discrimination against or segregation of any person or group of persons in connection with the performance of this Agreement on account of sex, disability, marital status, age, race, religion, color, creed, national origin or ancestry, sexual preference or gender identity, nor shall Service Contractor or any person claiming under or through Service Contractor, establish or permit any such practice or practices of discrimination or segregation in connection with the performance of the Contract Duties and Service Contractor's other obligations under this Agreement.

16.09 Confidential Information: As used herein, "Confidential Information" means any information of Manager or Owner, including any information Manager receives from Owner, that is not generally known to the public and at the time of disclosure is identified, or would reasonably be understood by the Service Contractor, to be proprietary or confidential, whether disclosed in oral, written, visual, electronic or other form, and which the Service Contractor observes or learns in connection with this Agreement. Confidential Information includes: (a) business plans, strategies, forecasts, projects and analyses; (b) financial information and fee structures; (c) business processes, methods and models; (d) employee and supplier information; (e) product and service Specifications; (f) manufacturing, purchasing, logistics, sales and marketing information; and (g) the terms and conditions of this Agreement. All drawings, specifications, technical documents of any nature, and copies thereof, prepared pursuant to this Agreement are the property of the Manager or Owner and are also to be treated as Confidential Information.

16.09.1 Service Contractor will use the same care and discretion to avoid disclosure, publication or dissemination of any Confidential Information received from the Manager or Owner as the Service Contractor uses with its own similar information that it does not wish to disclose, publish or disseminate (but in no event less than a reasonable degree of care). The Service Contractor will: (a) use the Confidential Information only in connection with the performance of its obligations under this Agreement or the full enjoyment of its rights hereunder; and (b) not disclose the Confidential Information except to (i) its employees, agents and contractors, who have a need to know such Confidential Information in connection with the performance of its obligations under this Agreement or the full

enjoyment of its rights hereunder who have executed agreements obligating them to keep the Confidential Information confidential or (ii) its legal, financial or other professional advisors as reasonably necessary. The Service Contractor is liable for any unauthorized disclosure or use of Confidential Information by any of its Employees, agents, subcontractors or advisors. The Service Contractor will promptly report to the Manager and Owner any breaches in security that may materially affect the Manager or Owner, and specify the corrective action taken. Service Contractor will not commingle the Confidential Information of Manager or Owner with any other company or customer's confidential information.

16.09.2 Exceptions to Confidential Treatment: (a) Except with respect to Manager's or Owner's employee information and data, the obligations set forth above do not apply to any Confidential Information that the Service Contractor can demonstrate: (i) the Service Contractor possessed prior to disclosure by the Manager or Owner, without an obligation of confidentiality; (ii) is or becomes publicly available without breach of this Agreement by the Service Contractor; (iii) is or was independently developed by the Service Contractor without the use of any Confidential Information of the Manager or Owner other than in connection with the Services; or (iv) is or was received by the Service Contractor from a third party that does not have an obligation of confidentiality to the Manager or Owner or their Affiliates. (b) If Service Contractor is requested or required to disclose Confidential Information pursuant to any judicial or administrative process, then Service Contractor will promptly notify the Manager and Owner in writing of such request or requirement. The Party whose Confidential Information is requested or required to be disclosed will either (i) promptly seek protective relief from such disclosure obligation or (ii) direct the Service Contractor to comply with such request or requirement. The Service Contractor will cooperate with efforts of the Manager and Owner to maintain the confidentiality of such information or to resist compulsory disclosure thereof but any costs incurred by the Service Contractor will be reimbursed by the Manager and Owner, except for costs of the Service Contractor's employees. If, after a reasonable opportunity to seek protective relief, such relief is not obtained by Manager or Owner, or if Manager or Owner fails to obtain such relief, the Service Contractor may disclose such portion of such Confidential Information that the Service Contractor reasonably believes, on the basis of advice of its counsel, it is legally obligated to disclose.

16.09.3 Return or Destruction. At Manager or Owner's request and upon the termination or expiration of this Agreement, Service Contractor will return or certify the destruction of all of Manager and Owner's Confidential Information in Service Contractor's possession or control.

16.10 Vendor Code of Conduct: Jones Lang LaSalle recognizes that our dealings with suppliers often take place in cultures with different norms and values. Certain standards, however, as set out in Jones Lang LaSalle's Vendor Code of Conduct, are universally applicable and Jones Lang LaSalle expects everyone with whom it has commercial dealings to meet such standards. Jones Lang LaSalle expects its suppliers to have a natural respect for our ethical standards in the context of their own particular culture. The relationships with our suppliers are based on the principle of fair and honest dealings at all times and in all ways. Jones Lang LaSalle specifically expects its suppliers to extend the same principle of fair and honest dealings to all others with whom they do business, including employees, sub-contractors and other third parties. [Service Contractor] hereby acknowledges that it has read Jones Lang LaSalle's Vendor Code of Conduct, which is available at www.joneslanglasalle.com, and shall act at all times consistently with the terms

thereof. Jones Lang LaSalle shall have the right, in its sole and absolute discretion, to immediately terminate this Agreement for cause in the event of any violation of the Vendor Code of Conduct by [Service Contractor].

16.11 Audit Rights: **Manager** and **Owner**, or an auditor designated by **Manager** or **Owner** will have the right, at all reasonable times, and with three (3) business days prior notice to Service Contractor, to conduct financial, operational and technical audits of Service Contractor to verify compliance with the terms and conditions of this Agreement, the accuracy of the charges invoiced by Service Contractor and Service Contractor's performance of the Services. In addition, any governmental or regulatory authority with jurisdiction over **Owner** will have the right to audit Service Contractor to the extent that such governmental authority could have audited **Owner** if **Owner** were performing the Services internally. **Manager** and **Owner** will have the right to audit Service Contractor's processes, procedures, operations and performance for **Manager** or **Owner's** operational risk assessment, regulatory requirements and annual reporting. **Manager** and **Owner's** right to audit extends to internal and external auditors, inspectors, regulators, and other representatives designated by **Manager** or **Owner** (including customers, suppliers and other third parties to the extent **Manager** or **Owner** is legally or contractually obligated to submit to audits by such entities).

16.12 Transfer of Warranties: All warranties made by the manufacturer or supplier of Equipment, Materials and Technology, supplies or services provided as part of the Services provided under this Agreement by Service Contractor will be transferred and assigned to Manager, to the extent they are transferable and assignable.

Section 17. Miscellaneous.

17.01 Time of Essence. Service Contractor acknowledges that time is of the essence in regard to its performance under this Agreement.

17.02 Manager. All references to "**Manager**" contained in this Agreement are to [Jones Lang LaSalle Americas, Inc.] solely in its capacity as the duly authorized **Manager** of the Property pursuant to the Property Management Agreement. No reference to "**Manager**" herein contained shall be construed as creating any liability of **Manager** for any obligation in any capacity other than as the duly authorized **Manager** of the Property pursuant to the Property Management Agreement.

17.03 No Liens. Service Contractor shall neither suffer nor permit the attachment of any liens upon the Property as a direct result of Service Contractor's performance of the Contract Duties and/or Additional Work.

17.04 Cure of Service Contractor's Default. If Service Contractor shall default in the performance of the Contract Duties or any other duty imposed upon Service Contractor hereunder, **Manager** may (but shall not be required to), without notice to Service Contractor and with or without terminating this Agreement, cure and rectify such defaults and either deduct the reasonable cost of cure and rectification from compensation due to Service Contractor hereunder or **Manager** may directly bill Service Contractor for such reasonable costs.

17.05 Force Majeure.

a. Any delay or failure by either party hereto in the performance of its obligations hereunder shall not constitute a default hereunder or give rise to any claim for damages if, and only to the extent

and for such period of time that, (i) such delay or failure is caused by an event or occurrence beyond the control and without the fault or negligence of such party or any subcontractor, or other party acting under or through such party, and (ii) said party is unable to prevent such delay or failure through the exercise of reasonable diligence. Events that shall be deemed to be beyond the control of the parties hereto shall include, but not be limited to: acts of God or the public enemy; expropriation or confiscation of facilities by governmental or military authorities; changes in applicable laws; war, rebellion, sabotage or riots; floods, unusually severe weather that could not reasonably have been anticipated; fires, explosions, or other catastrophes; or other similar occurrences.

b. Notwithstanding any other provision of this section 17.05, even though the performance of Service Contractor or a subcontractor is delayed by an unforeseen event or occurrence beyond the control of Service Contractor, such subcontractor or Service Contractor hereby agrees to use its best efforts to secure alternate sources of services, if available. To the extent that Service Contractor fails to secure available alternate sources of services, equipment or materials, **Manager** is entitled to secure such alternate sources and offset any amounts expended on such alternate sources from amounts due or owing to Service Contractor under this Agreement to the extent that such amounts exceed the price allocations for the goods and services agreed upon in this Agreement. Service Contractor shall not be paid any additional compensation by **Manager** due to an unforeseen or uncontrollable event or occurrence of the type described in this section 17.05.

c. In order to be entitled to an excuse for any delay or failure to perform under this Agreement pursuant to this section 17.05, the party claiming such excuse will immediately notify the party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances of such force majeure event which it believes falls within the contemplation of this section 17.05.

d. If any force majeure event prevents, hinders, or delays performance by Service Contractor for more than thirty (30) days, Manager, at its option, may terminate this Agreement for cause, and all amounts payable to Service Contractor hereunder will be equitably adjusted in a manner such that Manager is not required to pay for Contract Duties that Service Contractor has not performed.

17.06 Estoppel Certificate. Upon request of **Manager** or **Owner**, Service Contractor agrees to provide to **Manager** or **Owner**, as the case may be, within five (5) days after receipt of written request therefor, a written statement certifying that this Agreement is in full force and effect, that **Manager** and Service Contractor are current in their respective obligations hereunder and that **Manager** is not in default under any provision of this Agreement.

17.07 Survival. The provisions of sections 6, 8, 9, 11 and 15 of this Agreement shall survive the expiration or early termination of this Agreement.

17.08 The individual executing this Agreement on behalf of Service Contractor personally certifies and warrants that by his or her execution hereof, this Agreement shall be legally binding on and enforceable against Service Contractor.

Section 18. Entire Agreement

18.01 This Agreement constitutes the entire agreement between the parties with respect to the Contract Duties and supersedes all prior negotiations, representations or agreements relating thereto either written or oral, except to the extent that they are expressly incorporated herein.

18.02 Unless otherwise expressly provided herein, no changes, alterations or modifications to this Agreement shall be effective unless in writing and signed by the respective parties hereto or their duly authorized agents.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written, the corporate parties by their officers duly authorized.

MANAGER:

[Jones Lang LaSalle Americas, Inc.]

By: ______________________

Name: Robert Bovee

Title: National Director

SERVICE CONTRACTOR:

[U.S. Facilities, Inc.]

By: ______________________

Name: James C. Dobrowolski

Title: President and CEO.

EXHIBIT A – STATEMENT OF WORK

The objective of this Statement of Work document ("Statement of Work" or "SOW") is to describe the maintenance and general services ("Site Services") to be provided under contract to Merck & Co., Inc. ("Customer") by Manager (Jones Lang LaSalle) and Service Provider ("Service Provider"), U.S. Facilities. The Manager ([redacted]) and Service Provider (USF) will have full accountability for delivering the services annotated [redacted] or USF at defined levels of performance, and for complying with all requirements defined here and elsewhere in this agreement ("Property Management Agreement"). Unless otherwise indicated, all references to "Service Provider" or "Service Provider personnel" in this document are considered to apply to employees working for Service Provider.

All Site Services annotated USF in this SOW will be provided to all specified facilities identified in Exhibit A-1 of the Property Management Agreement.

Outcomes and Service Levels

This document is written as an outcome-based SOW. Each Level 3 (X.X.X) numbered section contains a series of outcome statements ("Outcomes") that define the aggregate value that Manager expects to receive from Service Provider. These Outcomes are linked to Service Levels ("Service Levels") as identified in Section 1.1.1 below for all Site Services, and will be the basis for ongoing measurement of Service Provider's performance.

Each Level 3 numbered section also contains Work Requirements ("Work Requirements"), numbered as Level 4 (X.X.X.X), outlining the major work tasks involved and specific requirements of Manager. The Work Requirements are provided primarily for guidance and are not intended to be all inclusive. The Service Provider will identify and perform any additional work required to meet the Outcomes and Service Levels, whether or not specifically called out in this document.

Criticality of Services

Manager is engaging Service Provider to maintain and repair assets and to provide other services that are critical to its general office, manufacturing and research operations ("Operations"). Because manufacturing and research operations are conducted on a 24 x 7 x 365 basis using industrial compounds, chemicals and gases, service delivery failures have significant potential to create significant business losses, including but not limited to loss of research, loss of production, personal injury or death, property damage and regulatory intervention. Therefore, Service Provider is expected to identify and actively manage risks in a way that minimizes business losses to Manager.

Best Practices

Manager's intention is to achieve sustainable and measurable net cost savings while maintaining and improving upon the current asset reliability and quality of service. To help Manager achieve these objectives, Service Provider may implement more efficient methodologies, processes, standards, technologies and work practices, even if these differ from those previously employed, provided they align with Manager's business strategies, requirements and standards.

Manager intends to allow Service Provider discretion to define and deliver any and all work tasks required to deliver the defined Outcomes and Service Levels, within the limits set out in the Agreement. However, Manager reserves the final decision authority to require Service Provider to provide, or cease to provide, specific resources (including employees and vendors), methodologies, processes, technologies and work practices at any time it deems such intervention to be in its business interest.

Service Provider is expected to transfer and implement Best Known Methods (BKMs) from one site to another. This includes within managed sites, as well as BKMs from other clients that Service Provider works with, where applicable.

Site Services: Assets

Service Provider is fully accountable for delivering all Site Services described in the SOW under all conditions save force majeure events as defined in the Property Management Agreement, although it will provide emergency response support to Manager in case of such events. Service Provider will perform all activities required to operate and maintain the assets in a manner that delivers all agreed service levels.

Except as explicitly agreed to by Manager, Service Provider will also maintain Customer assets in a manner that maximizes their operating life and performance as well as provide documentation of maintenance activities. Customer and Manager believe that the historical costs for the Site Services described in the SOW offer significant opportunity for savings.

Service Provider will be expected to provide additional services not specifically identified in this SOW but that are reasonable and typical within the industry. Such requests will usually come from and be funded by internal customers or business units. Service Provider will be expected to accommodate these requests at a cost consistent with the pricing strategy identified elsewhere within this contract.

Customer has periodically added new sites, lines, unit operations and equipment, and retired others from service, and will likely continue to do so in the future. Service Provider will need to be capable of increasing, reducing, or eliminating various work activities performed to match these changes.

Manager reserves the right, at any time, to request any Service Provider employee or subcontractor to leave Customer's premises for violations of AHJ or Customer policies and regulatory requirements.

SOW Abbreviations and Acronyms

AHJ	Authority Having Jurisdiction
AHU	Air Handling Unit
API	Active Pharmaceutical Ingredient
ASHRAE	American Society of Heating, Refrigeration, and Air Conditioning Engineers
ATS	Automatic Transfer Switch
BAS	Building Automation Systems
BKM	Best Known Method
CAD	Computer Aided Design
CAFM	Computer Aided Facilities Management
CM	Corrective Maintenance
CMMS	Computerized Maintenance Management System
COHE	Control of Hazardous Energies
CPI	Critical Performance Indicator
CPR	Cardiopulmonary Resuscitation
CR	Change Request
CUP	Central Utility Plant
DOT	Department of Transportation
EEW	Energized Electrical Work
EH&S	Environmental Health and Safety
EMT	Emergency Medical Technician

ERP	Enterprise Resource Planning
ERT	Emergency Response Team
GMP, GLP, cGMP, GxP	Good Manufacturing Practice, Good Laboratory Practice, current Good Manufacturing Practice, Good (all inclusive) Practice
GSS	Global Site Services
HAZMAT	Hazardous Materials
HAZWOPER	Hazardous Waste Operations and Emergency Response
HH	(Merck) Human Health
HPW	High Purity Water
HVAC	Heating, Ventilation, and Air Conditioning
IFM	Integrated Facilities Management
I&C	Instrumentation and Control
ID	Identification
IH	Industrial Health
IC	Installation Commissioning – non validated systems
IQ	Installation Qualification – validated systems
IR	Infrared
IS	Information Systems
ISO	International Organization for Standardization
IT	Information Technology
IWIMS	Integrated Workplace Management System
KPI	Key Performance Indicator
LAR	Laboratory Animal Resources
LDC	Local Distribution Company
LLRW	Low Level Radioactive Waste
LSS	Life Safety Systems
MAC	Moves, Adds, Changes
MEP	Mechanical, Electrical, Piping
MEWP	Mobile Elevated Work Platforms
MMD	Merck Manufacturing Division
MRL	Merck Research Laboratories
MRO	Maintenance, Repair and Operations
MSD	Merck Sharp & Dohme
MSDS	Material Safety Data Sheets
NAF	Normalized Area Footage
NIST	National Institute of Standards and Technology
NRC	Nuclear Regulatory Commission
O&M	Operations and Maintenance
OEM	Original Equipment Manufacturer
OC	Operational Commissioning – non-validated systems
OQ	Operational Qualification – validated systems
OSHA	Occupational Safety and Health Administration
P&ID	Piping and Instrumentation Diagrams

PBECL	Performance-Based Exposure Control Limits
PC	Performance Commissioning – non-validated systems
PQ	Performance Qualification – validated systems
PCC	Power Control Center
PDC	Power Distribution Cabinet
PER	Performance Evaluation Report
PFD	Process Flow Diagram
PM	Preventive Maintenance
POU	Point of Use
PPE	Personal Protective Equipment
PQ	Performance Qualification
QA	Quality Assurance
QC	Quality Check/Control
QO	Quality Operations
RCM	Reliability Centered Maintenance
ROI	Return on Investment
RPMs	Revolutions Per Minute
SF	Square Feet
SOP	Standard Operating Procedure
SOW	Statement of Work
SLA	Service Level Agreement
SLC	System Life Cycle
SPC	Statistical Process Control
TIS	Training Information Systems
TLC	Tighten, Lube, and Clean
TPP	Third Party Provider
UAS	Utility Automation Systems
UPS	Uninterruptible Power Supply
VAV	Variable Air Volume

Space Definitions

Category	Definition
Common	Area or room inside a building which is typically used by all building occupants and does not house building support equipment. Includes but is not limited to main corridors, conference rooms and rest rooms.
Computer Training Room	Rooms fit-up with multiple computers for the purpose of instruction and group training classes.
Daycare	Facility that provides care for children from infant age through preschool age within a group framework.
Docks	Covered area, usually with dock levelers, used to facilitate the unloading and loading of trucks and other similar vehicles.

Empty	Large portions of or entire buildings that are not fit-up with furniture/ power poles or equipment for any working purpose. Empty space has no occupants, but does have tenant improvements and may be receiving some minimal electrical or air supply because of their proximity to fit up/occupied areas or due to maintenance requirements.
Energy Center	Known as the central utility plant (CUP). Usually located in the core or a separate support structure. This space can contain boilers, chillers, high purity water (HPW) systems, and main electrical systems.
Equipment Pads	A slab where equipment is located for operation. The slab must also be covered by a fixed awning or roof.
Garages	Free standing or adjacent structures for general parking of employees and visitors. Features include lighting, elevators, fire systems and ventilation systems.
Guardhouse	Enclosed area or space located at the main entrance to the campus and used for managing and controlling the access to and from the campus. The area included utilities, control panels and LSS systems
Internal roads	Perimeter road inside the campus used for all traffic of cars and transportation shuttles between the building
Laboratory/Lab	Areas with work stations and/or multiple pieces of equipment, having higher power/utility requirements than office areas, for the purpose of performing research, development, repair or training activities. Can be either open or hard wall areas. These areas are typically operated by MRL, but may also be operated by other divisions, including QO, MMD and joint ventures.
Manufacturing/ Production	Areas operated by MMD dedicated to the production of pharmaceutical products used for human, animal, or plant health. These areas include bulk chemical manufacturing (manufacture of API and related ingredients), pharmaceutical manufacturing (includes formulations, manufacture of individual doses) and packaging operations. These areas all have GMP criteria that mandate room temperature, air change, and humidity conditions that must be met. These areas operate typically 1-2 shifts/day, and 6-7 days/week. Specific campaigns can require a 24/7 operation.
Mechanical Or Electrical Room	Enclosed rooms that contain utilities (mechanical, electrical, plumbing, air, etc.) as its primary function or purpose.
Office	Area fit up and used primarily as offices or office support functions including secondary aisles. Can be either open or hard wall area.
Passageways	Enclosed building connectors that join two or more buildings.
Parking lots	Open areas used for general parking of employees and visitors.
Shell	Space without tenant improvements (no carpeting, no special lighting, no finished ceiling, etc.). Space with little or no electrical utilities or air support, minimal building maintenance work and no occupants.
Staging areas	Open area where yard contractors or construction contractor's workshops and storage areas are located. The area includes concrete slabs on which each contractor builds its own workshop
Tel/Data Rooms	Hardwall rooms dedicated to PC networking, server and associated electronics and equipment.

Vacant	Areas that meet the definition of Empty space, except that the space may still be occupied by equipment or furniture that is currently not in use and left idle.
Vestibule	Enclosed area between the outer door and the interior of a building.
Warehouse	Area fit up and used primarily for storage or storage related activities. Typically this is a 1 shift, 5 day/week operation with low utility requirements and occupancy of less than 1 person/300SF.
Yards	Open area between buildings that may include asphalt, landscaping or sitting areas. The yards are typically used for access between buildings.

Global Expectations

The Manager expects the outcomes listed below to apply to all activities performed by Service Provider. These are Global Outcomes that govern all Service Provider activities including, but not limited to performance, compliance and response.

Management Activities

This section details the Manager's desired Outcomes as they relate to compliance, reporting and management of the work performed by Service Provider.

Operations Reliability and Safety (USF)

Outcomes - Manager's expected outcomes are:

Zero interruptions to Operations caused by human error, , non-performance of maintenance activities, or a lack of oversight
Minimization of recordable safety incidents (related to facilities/equipment under the Service Provider's duty of care) to the greatest extent possible, with the goal of zero incidents per year
Zero repeat failures, maintenance requirements, or incidents related to previously conducted Service Provider activities

Ensure the Reliability and Safety of Operations

- Service Provider shall perform all activities necessary to ensure that the Reliability and Safety of Operations meet the required outcomes
- Service provider is expected to analyze/trend failures and incidents, determine root cause, and recommend changes to and process improvements as appropriate

Performance Management and Reports (USF)

Outcomes - Customer's expected outcomes are:

Reports are timely, well-documented, and accurately reflect expected Customer requirements

Performance reports should furnish performance feedback on issues deemed important for moving to best in class performance, including, but not limited to:

- Safety
- Critical systems performance
- Compliance with legal and regulatory standards, corporate policies, SLC, and GMP requirements
- Process efficiency

- Budgetary variance
- Schedule variance
- Productivity
- Workload Management
- Quality
- Possible additional reports by discipline/functional area

Develop and Manage Performance Measures

Manager shall jointly develop CPIs and/or KPIs with Customer to monitor performance. Manager with the assistance of Service Provider shall also be required to perform the following:

- Track and report CPIs/KPIs at agreed intervals
- Clearly present performance trends, explain progress on key dimensions, and preventively suggest strategies and tactics to continuously improve the maintenance performance, cost structure, and throughput within overall production services.
- CPIs/KPIs should be periodically reviewed to ensure that they provide the necessary information to manage performance. Manager shall provide a report to Customer at least once per year indicating the results of this review and any recommended changes to CPIs/KPIs.

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Log Reports

Service Provider will be required to log all equipment readings and data as required by Customer guidelines.

Comply with Operations and Reporting Requirements

Service Provider will comply with all operations and reporting requirements using Customer's CMMS, TrackWise, or other systems for asset, data, status, or completion information.

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Service Provider Workforce Conduct and Appearance (USF)

Outcomes - Customer's expected outcomes are:

Service Provider personnel possess all necessary qualifications, certifications and experience appropriate to the work they perform for Customer
Service Provider personnel conduct themselves in a professional, honest and customer-service friendly manner
Service Provider personnel will maintain a professional appearance within Customer dress standards
Service Provider personnel preventively report deficiencies or issues observed in facilities before they create problems for users

Perform Work Using Trained and Qualified Personnel

- Service provider personnel will maintain and produce upon request all required qualifications, licenses, certifications, training, and experience appropriate to perform the work.
- Service provider crew supervisors and any personnel working unsupervised will be functional in spoken and written English and able to communicate effectively with Customer. For sites where English is not the first language, all key personnel must be able to communicate effectively with the Customer in the local native language.
- Where appropriate, the Service Provider may use "self-directed" maintenance work teams that have full ownership and accountability for successful implementation of the maintenance program.
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Observe and Report Problems or Unusual Conditions in Facilities.

- Promptly and accurately report any observed problems or unusual conditions per site escalation policies encountered in the course of performing work at Customer, even if such deficiencies fall outside the individual's craft area or the SOW.
- Promptly respond to any unusual conditions identified by Customer personnel in the course of conversation.
- Promptly report unsecured doors or windows, damaged assets, potential health or safety hazards, suspicious persons or signs of unusual activity to Customer Security.
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Ensure Employment Eligibility of Service Provider Personnel

- Ensure that all Service Provider personnel are eligible for employment
- Conduct certification of employment eligibility for Service Provider personnel, including all new hires and random sampling annually in multiple locations

Perform Background Checks on Service Provider Personnel

- Perform background checks on select Service Provider personnel, including all new hires and random sampling annually in multiple locations

Perform Drug Testing of Service Provider Personnel

- Where permitted by AHJ regulations, perform drug testing of Service Provider personnel, including all new hires and on those for which reasonable doubt or probable cause has been determined

Comply with all Guidelines and Paperwork for Contingent Workers.

Care of Service Provider Spaces (USF)

Outcomes - Customer's expected outcomes are:

Service Provider-occupied spaces in Site Services are kept in safe, sanitary and orderly condition

Properly Maintain Service Provider-Occupied Spaces in Customer Facilities

The Service Provider may be provided with space on Customer premises to conduct its operations, including but not limited to: office space, warehouses, storage cages, closets, maintenance shops, sheds, guard booths and trailers.

- Common Space is tidy and clean in accordance with all contract specifications
- Maintain spaces and any furnishings, supplies and installed equipment in them in accordance with Customer EH&S, security and corporate policies as defined in the Agreement.
- Customer-owned IT or telecom connections, lines or equipment (e.g. phones) used by the Service Provider will be maintained by Customer. If these items do not function properly, notify Customer promptly.
- Service Provider will use and care for and equipment assigned to on-site employeed and equipment shall remain property of Customer or Manager as appropriate..
- Service Provider shall ensure that all communications (telephone, pagers, etc.) are used for business purposes. Service Provider shall be responsible for any abuse of communications by Service Provider personnel (e.g., unauthorized personal calls), including payment of any charges/fees associated with abuse.

Loss Control Policies (USF)

Outcomes - Customer's expected outcomes are:

Minimal damage or disruption to Customer property or business arising from Service Provider activities

Minimize Risks to Customer Property

- Conduct work in a manner that minimizes the risk of damage, disruption or loss of service for Customer property or assets, including property or assets the Service Provider is not directly responsible for maintaining.

Minimize Disruption to Users

- Coordinate with Manager to ensure that planned work activities create minimal disruption and damage, including scheduled work in nontraditional areas.
- Conduct preventive activities, including, but not limited to:
  - Performing work after hours
  - Moving or covering workspaces or property
  - Pre-arranging and performing work area cleanups. The Service Provider is expected to leave all areas in which it performs work in safe, compliant and otherwise as-found condition

Implement Stop Loss Procedures

- In instances where Service Provider activities result in unplanned disruption or damage to assets, take immediate action to minimize further damage or disruption.
- Notify Customer immediately, verbally and in writing. E-mail is considered written communication for this purpose.
- Take follow on action as required ensuring that no further disruption or repeat incident occurs.

Ensure Business Continuity for all of Customer's End Users

- Supplier will act as first responder and primary contract for all events and outages

Safety Compliance (USF)

Outcomes - Customer's expected outcomes are:

Minimal Service Provider safety compliance incidents relating to facilities or services
Safety records for Service Provider personnel comply with regulatory requirements

Strictly Observe Safety Procedures and Policies

- Ensure compliance with defined environmental operating requirements. Maintain necessary documentation and respond appropriately to deviations.
- Service Provider personnel will be trained in and strictly observe all Customer safety procedures applicable to contractors while on Customer premises. They will also observe all safety procedures laid down by the Service Provider. In cases where the two policies differ, the Customer procedures will be the acceptable standard, which the Service Provider may exceed in order to meet its own standards.
- Manager will provide all routine safety equipment required to perform their work at Customer, including but not limited to hard hats, safety glasses, safety shoes, protective clothing, gloves, ventilators and respirators, hearing protection, safety lines and other equipment. Any specialty safety equipment for non-routine needs would be provided by Customer.
- Conduct safety tours and participate on site safety committees per site frequencies and practices as requested by Manager.
- Use of electronic devices, including mobile phones, is restricted in certain areas of the Customer facilities. The Service Provider will observe all requirements and limitations relating to use of these devices.
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Identify and Rectify Safety Hazards.

- Conduct regular safety and housekeeping inspections for areas relating to the SOW to help ensure safe/compliant operation.
- When unsafe conditions or activities are observed or reported by a third party, confront, rectify, and/or report.
- Conduct effective Service Provider safety meetings on a regular basis, in compliance with Manager's safety program.

Incident Reporting and Investigation

- Participate in investigations of violations and prepare corrective action plans when requested, including temporary or permanent removal of violating employees from the site if appropriate.
- If a violation is found to be the result of negligence on the part of the Service Provider, the Service Provider will bear costs incurred as a result of the incident and those associated with corrective action plans.
- Violations are categorized by Customer as follows:
  - Major violation: violation, given conditions, which could result in:
    - Serious or life-threatening injury to violator,
    - Injury to another person

- Significant damage to site, equipment, or the environment.
        - Days away case/recordable
    - Minor violation: violation, given conditions, which could result in:
        - Minor illness or injury to violator (not OSHA recordable), or
        - Minor damage to site, equipment, or environment.
- Utilize established disciplinary process in a consistent manner to reinforce EH&S requirements.
- Promptly report all accidents, incidents, and near misses involving Service Provider personnel to Manager in writing and within the appropriate tracking database within the agreed upon time frame. Where required by AHJ laws and regulations, report accidents, incidents and near misses to the proper AHJ agencies and Customer Safety manager.
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Safety Programs Development

- Work with Manager to develop and implement procedures for identification and containment of major hazards relating to the SOW. Participate in hazard and HAZOPs studies for processes relating to the SOW.
- Participate in safety committees and activities at the request of Manager.
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Provide Service Provider Personnel Safety Training

- Service Provider will ensure completion of a basic safety training and orientation program, as approved by Manager and required by AHJ regulations, prior to issuing a contractor badge. If appropriate (due to urgency or short duration of contractor's work), Customer will allow Service Provider personnel to work without attending safety orientation under the conditions listed below:
    - Service Provider personnel will work under the direct continuous supervision in compliance with Customer site policies.
    - The supervising employee must have the appropriate training for the work being supervised (e.g., employee must be trained in line breaking procedure if the work involves line breaking).
    - Customer employee must confirm with Manager that appropriate Service Provider-conducted training has been completed (e.g., Service Provider personnel must be trained in confined space entry if work requires entry).
- Ensure all Service Provider personnel are properly trained in a manner consistent with all AHJ (e.g., OSHA, DOT) and Customer requirements.
- Manager will determine whether Service Provider personnel should use Customer or Manager training programs and resources or its own. In cases in which the two programs differ, the Manager programs will form the acceptable standard, which the Service Provider may exceed to meet its own standards.
- All Service Provider personnel using any type of respiratory equipment are required to be certified medically fit in accordance with OSHA and HAZWOPER law.
- Maintain and produce appropriate certifications upon request

Legal and other AHJ Regulatory Compliance (USF)

Outcomes - Customer's expected outcomes are:

Zero violations of applicable laws, rules and regulations relating to Site Services
Prompt remedy of any legal or regulatory notice of violation

Comply with all Government Laws and Regulations

- Comply with all applicable laws, rules and regulations of AHJ, including equal opportunity laws, environmental laws, and related rules and regulations.
- The Service Provider will immediately correct any work and replace any materials or equipment furnished by it that do not comply with applicable laws, rules and regulations at its own expense.

Ensure OSHA (or AHJ equivalent) Compliance

- Service Provider will ensure that all Service Provider personnel are trained in general safe work practices prior to commencement of services forManager or Customer.
- Service Provider will ensure that all Service Provider personnel are trained with regard to the specific hazards of their work at Customer before commencing such work.
- Manager will provide an appropriate level of supervision for Service Provider personnel.
- Comply with all OSHA or AHJ equivalent requirements and programs.
- Manager and/or Service Provider may inspect all facilities before assigning personnel to work there, and may inspect facilities thereafter as needed.
- Take immediate action to desist and remedy any OSHA violation identified for which the Service Provider is responsible, shares responsibility, or observes during the course of their other duties.

Ensure Safe and Legal Vehicle Operation

- Adhere to all AHJ regulations concerning driver and vehicle safety.
- Service Provider will ensure adequate training and certification for the use of forklifts, scissor lifts and other elevated platforms as per Manager standards and AHJ specific requirements/regulations
- Observe all regulations pertaining to transportation of goods over public roads and highways.
- The Service Provider is fully responsible for all incidents or accidents involving vehicles operated by its personnel, whether or not they take place on Customer site.
- All Service Provider personnel operating Customer, Service Provider, or personally owned vehicles in the course of performing work (as opposed to commuting to and from work) must have a valid and appropriate license.
- Obtain proper parking permits and stickers to all vehicles that enter permit areas.
- Promptly notify Manager of any incidents involving loss, damage or injury to Customer property or personnel arising from operation of vehicles. Document the nature and cause of any such incidents.

Environmental Compliance (USF)

The Service Provider will conduct its activities in a manner consistent with Customer's environmental policies and good corporate citizenship.

Outcomes - Customer's expected outcomes are:

Minimal environmental incidents (i.e., actions not resulting in AHJ notice of violation) relating to Site Services
Zero environmental violation notices (i.e., actions resulting in AHJ notice of violation) arising from Service Provider activities
Zero unapproved or improperly registered chemicals stored or used at any site

Provide Environmental Training for Service Provider Personnel

- Service Provider will provide appropriate training for all Service Provider personnel who operate assets or handle materials (e.g., chemicals, trash) that may create environmental incidents including all specific training required for environmental permits

Identify and Mitigate Environmental Risks.

- Support Manager and Customer in developing and implementing procedures for identification and containment of environmental incidents, including but not limited to:
    - Chemical spills or leakage
    - Unfiltered emissions
    - Wastewater discharges out of spec
- Work with Manager and Customer to develop and implement procedures for identification and containment of major hazards relating to the Statement of Work. Participate on hazard studies for processes relating to the Statement of Work.
- Manager will ensure that EH&S related work orders and directives to be performed by the Service Provider are addressed with appropriate prioritization.
- Assist with/participate in IH sampling and monitoring when requested. Manager will ensure environmental sampling and analysis program is adhered to, routine reports are filed, and notifications are made.
- Support Manager and Customer in conducting emergency responses to mitigate and contain any environmental incident occurring on Customer premises, whether first identified by the Service Provider, Customer or a third party.
- Assist Manager in conducting odor and chemical spills investigations as required.
- Assist Manager in conducting root cause analysis of environmental incidents and implement or recommend to Customer effective measures to prevent recurrence.
- All Hazardous waste will be handled by following proper legal requirements and disposed of per specified Customer standard disposal methods.

Emergency Response Support (USF)

In addition to general conditions such as weather or force majeure event, the Service Provider is advised that a number of hazards are inherent at the Customer site that have the potential to create emergency conditions even when properly managed:

- Customer's research and manufacturing processes involve the importation, storage, transport and daily use of significant amounts of industrial compounds and chemicals, which pose significant environmental, health and fire hazards.
- Solid waste, biohazard, radiation hazard, and wastewater are created by the research and manufacturing processes, creating potential for environmental hazards.
- Daily loading and unloading of trucks and rail cars create risks relating to road accidents, derailments or spillage
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Emergency conditions include, but are not limited to:

- Medical emergencies
- Fires or explosions
- Floods
- Hazardous materials releases
- Major spills or releases of non-hazardous materials
- Train derailments
- Weather emergencies, including rain, snow, ice and tornadoes
- Utility failures, blackouts or down power lines
- Criminal act, terrorism or civil disturbance

In the event of an emergency condition arising, Customer will automatically execute and oversee planned procedures to respond to, diagnose, contain and limit adverse impacts. These include but are not limited to:

- Safety hazards
- Environmental impacts
- Property damage
- Adverse impacts on the community

Rapid and competent support for emergency services personnel including fire department, police and ambulance, is critical, as they are empowered to evacuate and shut down facilities for lengthy periods if they have doubts as to their fitness for habitation.

The Service Provider will play a number of important supporting roles in emergency responses, reporting to the Customer Incident Commander. Service Provider will provide emergency response support as listed below even when the emergency arises from a force majeure event, or otherwise falls outside the scope of this Agreement.

Outcomes - Customer's expected outcomes are:

Emergency responses rapidly and effectively minimize damage or disruptions to Customer neighbors or the environment resulting from emergency conditions
Emergency responses rapidly and effectively minimize damage or disruptions to Research or Production Operations and Support resulting from emergency conditions
Provide Business Continuity support as directed by the Customer's Incident Commander

Support Evacuation of Affected Premises

- Support rapid, orderly and complete evacuation of Customer premises when an alarm occurs or an emergency condition has been reported. In case of tornado, direct people promptly to shelter areas.
- Cordon off potentially affected areas as required for the duration of the emergency as directed by the Customer Incident Commander.
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Support Emergency Responses

- Ensure Service Provider Personnel are available to receive and respond to calls and pages from Customer Personnel as required in the event of emergencies or like conditions for 24 hours-a-day, 365 days-a-year emergency/urgent response.
- Jointly own and work with Manager and Customer on site emergency procedures
- Implement and follow action plans that list all steps in case of emergency, by system and by service utilities.
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- Provide site-specific knowledge and technical services to emergency response personnel, including Customer employees, specialty contractors.
- Identify building specific issues (e.g. hazardous chemical storage and piping locations). This includes rapid provision of site drawings upon request.
- Isolate water, gas, electrical and chemical systems, if possible from locations outside affected areas. Service Provider personnel will only enter affected areas when properly equipped and protected, and only when escorted by emergency personnel.
- Contain and or mitigate affected areas as required.
- Assist emergency responders with building access and egress, and with building navigation.
- Removing debris and obstructions using available equipment.
- In case of medical emergency, ensure that emergency services personnel are able to reach the affected person(s) without delay. Service Provider personnel will obtain medical training as necessary to comply with OSHA regulations.
- Record all pertinent data pertaining to the emergency and file an emergency condition report immediately after incident.
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Support Business Continuity and Return to Normal Operations

- Support the business continuity plans at each site. Provide operational support to support the return to routine business, including interim workaround plans.
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Provide Emergency Response Planning and Preparation

- Work with Manager and Customer EH&S personnel and others as required to document processes, staffing and training requirements for emergency response.
- Manager will ensure that Service Provider emergency response personnel contact information is current, accurate and widely distributed.

- Manager will provide training and certifications for all Service Provider personnel with emergency response-related duties.
- Store up-to-date backup copies of critical documents such as facilities layouts, system diagrams and other critical information in a secure location where they can be readily accessed should primary materials be unavailable.
- Participate fully in exercises, equipment tests and drills related to emergency action plans.

GxP Compliance (USF)

Outcomes - Customer's expected outcomes are:

Service Provider complies with all GxP (GMP, cGMP, GLP) regulatory commitments for Laboratories and Production spaces.

Perform Under Full GxP Compliance

- All Service Provider's employees and subcontractors who provide direct environmental support, equipment maintenance and repairs, or cleaning support to validated areas are trained in the applicable GxP criteria.
- All changes in personnel supporting GxP space are trained in applicable procedures within the timeframe defined by the Customer.
- All deviations are reported and logged, and corrective actions are taken in compliance with GxP criteria and local SOPs.
- Follow all GxP SOPs
- Provide support to perform Gap Analysis from new/revised Customer Quality guidelines and standards
- Perform modifications per site GMP CR (Change Request) process. Write, execute and track CRs per site SOPs
- Perform atypical analysis, develop and implement related corrective action plan
- Perform PERs per schedule.
- Update site SOPs

Standard Operating Procedures (SOPs) (USF)

Outcomes - Customer's expected outcomes are:

Service Provider fully adheres to all SOPs
Service Provider takes ownership and responsibility for maintaining, reviewing and updating all applicable SOPs and for developing any new SOPs that the Customer or Service Provider identifies is required to describe/define part of the scope of service

Fully Adhere to All SOPs

Customer has developed a set of SOPs for most activities covered in the SOW. Service Provider will adhere to all Customer SOPsSupport the Modification and Development of SOPs

- Customer believes that there are significant opportunities for service improvements and cost savings through changes to current SOPs. It is expected that Service Provider will communicate recommended changes to Customer SOPs and work with local QO in order to obtain approval. Customer will have final determination on all changes.

Compliance Training (USF)

In conjunction with AHJ regulatory requirements, training programs will be designed, delivered or distributed, and documented in a timeframe that aligns with Customer needs and fulfils compliance obligations.

Outcomes - Customer's expected outcomes are:

Compliance training programs are delivered for each required topic.
All Service Provider personnel achieve full compliance within required timeframes.
Records of compliance training are accurate and are updated within required timeframes
Compliance training programs are developed and updated to comply with all Customer requirements and current AHJ regulations/notifications

Manager will provide Safety compliance training

- Provide site wide required annual safety training as per site S&E training matrix- HAZCOM, HAZWOPER, Permit, PIT

Manager will provide Environmental compliance training

- Provide site wide required annual environmental training as per site S&E training matrix - RCRA, DPCC, SPC

Manager will provide GMP compliance training

- Provide site wide required annual GMP training as per GMP procedure #3- Documentation, cGMP

Manager will document Compliance Training

- Provide TIS based sign-in sheets to monitor attendance
- Enter trainee data into TIS system for compliance retention
- File TIS sign-in (hard copy)sheets for compliance

Manager will develop Compliance Training

- Assist compliance organizations in development of training materials
- Manager will develop facilitator led or self-directed training materials for compliance regulations
- Manager will revise compliance training based on procedure updates
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Green

Customer has adopted a Go Green Strategy. Manager and Service Provider are expected to support this emerging strategy with actions and data to support the strategy. The strategy is a work in progress, but is expected to include the following Green Goals ("Green Goals"):

- Sustainable – meeting needs of present without compromising needs of the future
- Reduce pollution, water use, energy use, resource use
- Improve health of environment, employees, community
- Green practices can help Customer:
  - Reduce costs
  - Stay ahead of environmental regulation
  - Prepare for future resource scarcity/price variability
  - Provide safe, healthy working conditions
  - Attract top young employees
  - Improve public/community relations
- Reduce GHG emissions from global operations by 12% by the end of 2012, using 2004 as the base year
- Reduce facility energy demand by 25% by the end of 2008 measured in million BTUs per unit area, using 2004 as a base year
- Reduce water use by 15% by the end of 2008, using 2004 as a base year (goal was met in 2006)

Manager and Service Provider will support current and future initiatives as the Go Green Strategy evolves.

Support and Document Green Opportunities

Service Provider is expected to help manager with opportunities in key service areas, including but not limited to

- Energy
- Sourcing
- Water Use
- Bldg modifications / bldg design
- Specific initiatives

•

This section details the Customer's desired outcomes as they relate to Operations and Maintenance work activities performed by the Service Provider, covering both Production and non-Production spaces.

Maintenance Approach

This section highlights the intended approach that Customer expects of Service Provider.

Equipment Maintenance (USF)

Customer believes that there are opportunities for the Equipment Maintenance practices to be enhanced at Customer locations. The expectation is that Manager and Service Provider will enhance the maintenance programs, technologies and craft skill levels, and will also provide guidance as to how Customer can most effectively and efficiently become a best-in-class maintenance organization. Customer recognizes that this may involve a transformation of in-house operating protocols, operating procedures and culture.

Outcomes - Customer's expected outcomes are:

Equipment Maintenance is performed to minimize unplanned outages and extend the useful asset life.

Coordinate with Customer (GSS)

The Service Provider will coordinate closely with the Manager and Customer's Operations, EH&S, Security, and other groups as designated by Customer in the delivery of these services.

Provide Site Services per Schedule

The Service Provider will provide Site Services on the required schedule, which may include providing (when necessary) Site Services on a continuous basis, 24 hours a day and on weekends.

Reactive Maintenance (USF)

Reactive maintenance is by definition unplanned work that is conducted in response to a user request or an unusual condition requiring a response. It includes first responder functions, prioritization, fault diagnosis, troubleshooting, temporary or permanent repairs and restoration of service.

Outcomes - Customer's expected outcomes are:

Reactive maintenance is effective in restoring or sustaining systems as required and meeting all system uptime requirements, while minimizing system downtime/disruption to users.

First responder functions

- Provide first response services upon the following arising:
  - Service request by Customer personnel
  - Alarm condition
  - Notification or direct observation of an unusual condition relating to assets or activities falling within the SOW
- Dispatch properly trained and equipped personnel to provide first response for any requests.

- Based on facts reported by requester, prioritize request as urgent or non-urgent; observe defined service levels for first response.
- Identify hazards or emergency condition that may exist. Where appropriate, trigger safety alarms and immediately notify designated Customer emergency response lead.
- Once an emergency condition is identified, support emergency personnel and/or Customer first responders.
- Manager will ensure that all emergency work complies with customer SOPs, including GxP requirements

Maintenance requests

- Prioritize requests in accordance with defined criteria
- Respond to operations-driven reactive maintenance requests
- Manager will observe appropriate service levels for response time, including immediate response to Research or Production-critical/emergency requests

Identify failed or failing assets

- Identify and report failed assets or signs of trouble (e.g., excessive or unusual noise, odor, overheating, outage or vibration) noticed in the course of work.
- Provide risk information to operations
- Manager will advise Customer on the creation and implementation of appropriate protocols for non-maintenance personnel to report asset related problems in an accurate and timely fashion.

Coordination with Operations

- Preventive status updates and coordination with Operations (nature of failure / estimated time to repair / confirmation when repair is completed)
- Manager will ensure coordination of maintenance and asset shutdown activities (e.g., maintenance personnel are not idle waiting for assets to be taken out of service, operations assets are not idled waiting for maintenance activities)
- Execute lockout/tagout procedures

Manager Communication with Customer (GSS)

Including, but not limited to:

- Nature of failures and corrective action taken
- Risks of event recurrence
- Recommended changes to operating practices
- Results of root cause analysis
- Potential recommended asset changes

Expedited repair / mobilization of additional resources

- Operations impacts are considered when determining appropriate resources to deploy for maintenance
- Service Provider will have sufficient understanding of Operations to be able to tailor the maintenance response to the business needs of the site.

Corrective Maintenance (USF)

Outcomes - Customer's expected outcomes are:

Corrective maintenance is effective in restoring or sustaining systems as required and meeting all system uptime requirements, while minimizing system downtime/ disruption to users.

Coordinate with Operations

- Manager will schedule and coordinate corrective maintenance with Operations to maximize both asset uptime and maintenance productivity
- Manager will schedule corrective maintenance in a manner to minimize asset downtime, even if the asset being serviced is currently off-line or in "standby" mode.

Maximize utilization of asset downtime

- Manager will pre-plan and stage jobs to minimize time that equipment is not available to Operations

Forced outage work

- Where appropriate, Manager will use a forced outage schedule to maximize work done during unplanned outages (minimize need for scheduled turnarounds)

Proactive Maintenance (USF)

Proactive maintenance is defined as both predictive and preventive maintenance as per Section 1.2 – Maintenance Management.

Outcomes - Customer's expected outcomes are:

Predictive and preventive maintenance is effective in maintaining system availability and meeting all system uptime requirements while minimizing system downtime/disruption to users.

Performance of Proactive Maintenance activities

Customer recognizes that rapid and significant improvement in this area is key to achieving maximum asset performance and plant productivity.

- Execute proactive maintenance work as prescribed by a best-in-class reliability program.
- Focus on on-time and correct execution of all proactive maintenance activities
- Proactive maintenance which is expected to not be completed on time should be brought to the attention of the on-site Manager prior to the completion due date. Manager will develop an approval process to manage the disposition of late Proactive Maintenance activities.
- Manager will perform equipment risk assessment on a predetermined basis with Customer-designated representatives (e.g., site engineers).

Building Operations and Maintenance

Customer owns Office, Laboratory, Manufacturing, Warehouse, and Daycare buildings of varying ages and conditions. This section describes work that is necessary to create hazard-free and orderly working environments for users.

Climate Controlled Buildings (USF)

- Outcomes - Customer's expected outcomes are:

Climate control components are maintained within all defined parameters
Climate control activities are aligned with energy conservation and control programs

-

Maintain building climate in accordance with service level parameters

- Operate and adjust building climate to maintain temperature, relative humidity and air flow rate (i.e., air changes per hour) within defined parameters for the space type.

Maintain air quality

- Maintain building air quality and remedy air quality problems via cleaning or maintenance activities as needed to restore air quality.
- No illness and adverse health symptoms associated with poor Indoor Air Quality
- Indoor Air Quality complaints are responded to expeditiously
- Recommendations are made for improvement in Indoor Air Quality
- Indoor Air Quality maintained in accordance with ASHRAE Standard 62 and Customer Air Quality Standards

Building environment operations

- Climate for identified critical assets kept within defined parameters
- Climate for building users kept within defined ASHRAE Standard 55 based on the revision in effect at the time the building was constructed
- Respond promptly to user "hot/cold" complaints, with particular attention to customer service and food service areas and make necessary adjustments.
- Promptly investigate and remedy unusual equipment noise, odors, or air movement.

Laboratory and Fumehood Certification and Calibration

- Perform laboratory and fumehood certification and calibration programs, including Preventive Maintenance, Predictive Maintenance and Corrective Maintenance of lab ventilation controls and fumehood certification. This includes maintenance of hood electrical and mechanical devices, including but not limited to counterweights, cables/pulleys, and piping.

Operate HEPA filters certification programs

- Perform HEPA filtration systems integrity testing as required by Customer SOPs and AHJ requirements

Building Structural and Roof Maintenance (USF)

Outcomes - Customer's expected outcomes are:

No safety or security hazards arise from condition of exterior or interior structural assets
Building external surfaces are monitored and maintained with no leaks or seepage

Building basements are monitored and maintained with no leaks or seepage
Ice and snow accumulation are monitored, and actions are taken to ensure that building structures are loaded within design criteria and that roof membrane integrity is maintained.

Perform all Exterior Structural Maintenance

- Repair and maintain all outdoor assets, including the repair or replacement of damaged assets
- Repair gaps and cracks in all building exterior walls, apertures and roofing to prevent water seepage into buildings or foundations
- Secure or remove any building structural element that presents a safety hazard
- Inspect structural elements for rust, rot or other deterioration, particularly in staircases, roofs and load bearing elements
- Glass repairs: Remedy hazards, leaks and major cracks. Replace windows when broken or seals fail.
- Repair broken glass or structural elements where they present a risk to safety, security or water damage.
- Manager will administer roof and siding inspection programs
- Any repairs or modification of buildings that change the aesthetics of the building must be approved by the Customer.
- Inspect and maintain all basements to assure no water seepage or leakage occurs. Inspect and maintain all stormwater and sump pumps.
- Proactively plan for inclement weather conditions for all facilities and buildings.
- Remove or paint over graffiti
- Maintain and repair concrete precast, cement plastering pointing, and joint caulking: Conduct regular inspections and preventive treatment, repair any damage, and provide preventive/concrete protection. Repair or replace expansion joints and caulking and prevent rodent and insect invasion.
- Maintain retaining walls: Repair cracks and damage caused by the elements and soil movement. Provide inspections to prevent collapse.
-

Perform all Roof Maintenance

- Maintain and repair all roof areas including, but not limited to:
  - Flashing
  - Curbs/parapets
  - Walk pads
  - Ladders
  - Lightning rods
  - Membrane integrity
  - Access panels
  - Penetrations
  - Caulking
  - Seams
  - Scuppers
  - Drains

- Provide regular roof inspections and leak detection.
- Repair roof leaks and parapets. Repair damage caused by indoor and outdoor leaks.
- Keep roof clear of unsecured material
- Keep roof areas free of trash, pests and natural debris.
- Remove all pest and rodents and clear roof area of all pest and rodent droppings, nests, and other debris.
- Service Provider will identify major roof repair requirements and coordinate with Manager to perform necessary work by subcontract.

General Interior and Building Maintenance (USF)

Assets and areas included in the Services, include, but are not limited to:

Interior glass doors, windows and moveable partitions	Indoor signage and stencil work
Metalwork and trim	Window coverings
Doors, paneling and trim	Door hardware (e.g. locks, latches, closers, coordinators, and exit devices)
Carpet and flooring	Painting and wall maintenance

Outcomes - Customer's expected outcomes are:

Building interiors present a safe, secure and aesthetically pleasing appearance
Architectural furnishings and fixtures are maintained in a safe, secure, functional, and aesthetically pleasing condition
Interior repairs are completed per Customer specifications

Perform all Interior Maintenance

- Inspect, repair and maintain all flooring, including but not limited to door mats, safety flooring, carpeting, tile, concrete floors, raised metal floors and all related components, floor caution tape, slip resistant tapes, and other markings. Remedy all trip hazards, unsanitary conditions or odors in customer-trafficked areas.
- Inspect, repair, and maintain all walls, doors, windows, ceiling tiles, vents and diffusers in accordance with service levels and maintenance processes. Remedy all hazards, holes, breaks, and major cracks in customer-trafficked areas.
- Provide maintenance services as needed to maintain safe, clean and functional workplaces, including but not limited to: minor patching, providing signs and safety markings and repairs.
- Provide Locksmithing services: Change or maintain locks, provide lock-out assistance
- Repair or replace window coverings as appropriate to service levels.
- Repair signage and stencil work as appropriate to service levels
- Moveable Partitions: Fabric repair, Panel insert replacement, Panel tightening/straightening, Minor reconfiguration

Maintain and repair interior glass doors, interior glass windows and partitions.

- Service Provider shall replace broken or cracked glass; remove scratches or gouges from visible areas as appropriate to service levels.

Maintain parking garages

- Inspect structure / maintain MEP systems as needed
- Keep garage areas free of trash, pests and natural debris.
- Remove all pest and rodents and clear garage areas of all pest and rodent droppings, nests, and other debris.

Maintain loading docks

- Inspect structure / maintain MEP systems as needed
- Inspect / repair damage from truck traffic
- Keep dock areas free of trash, pests and natural debris.

Maintain and Repair Architectural Furnishings and Fixtures

- Maintain and repair furnishings and fixtures, including, but not limited to; built in cabinetry, display cases, mail sorters, fixed shelving, artwork hangers/mounts, lockers, benches, fire extinguisher cabinets and all other furnishings and fixtures.

Maintain Recreation/Fitness Areas

- Maintain equipment to ensure the safety of the users and reliability of the equipment.
- Replace shower curtains as needed.
- Repair lockers and benches as necessary.
- Ensure mirrors are secure and replaced as needed

Provide Miscellaneous Equipment Maintenance

- Fix or replace microwave ovens, ice/water dispensers, refrigerators, toasters, etc.

Service Provider will identify major building and equipment repair requirements and coordinate with Manager to have repairs performed by a qualified subcontractor.

Electrical Systems and Equipment (USF)

Low Voltage (600V and below) and Medium Voltage (600V to 69kV)

- Responsible for all low and medium voltage systems that are owned by Customer and ensuring that such systems perform as designed and intended..
- Responsible for the reliable and cost-effective operation of low-voltage building electrical systems and equipment
- Responsible for maintaining all medium voltage systems that are owned by facilities operations downstream from the utility providers' meter (point of coupling).

Assets and areas included, but not limited to:

-

Wiring, conduits and wall/floor outlets	Switches and dimmers
Electrical components and wiring (up to the power outlet) for any powered equipment in scope	High Voltage & Low Voltage power cables, transformers or switchgear owned by Customer.

Conductors, buses and grounds	Circuits, breakers, panels and fuses
Modular furniture wiring	Facility-related large UPS systems, panels and batteries. Package UPS batteries and control card replacement.
Electric motors and fans (including VAV units)	Power feeds to other facilities
Electrical buzzers and alarm bells	Intercoms not part of phone system
Electromagnetic door locks	Batteries for battery-powered devices
Electric wall heaters	Electrical door openers
Variable Frequency Drives (VFDs)	• Motor Control Centers (MCCs) and local activation devices / controllers (starters)
• Sound Masking System	• Lightning Protection System
• Lighting Systems (Panel boards, circuit breakers, transformers, lighting relays and controls, infrared and ultrasonic sensors, lighting dimmer controls, light fixtures, ballast, lamps, wiring, switches, and accessories	• Secondary Power Systems (Switch gear, motor control centers, motor starters, disconnects, panel boards, circuit breakers, transformers, computer distribution units, wiring, devices, receptacles, and accessories).

Outcomes - Customer's expected outcomes are:

Safe, reliable and economical delivery of electricity and electrical services facility-wide
Zero interruptions, disruptions or losses to Data, Research and Production Operations arising from controllable outages or failures of electrical distribution equipment
No losses of power to any area or asset served by an UPS or emergency power system

•

Electrical Operations

- Ensure power loads are kept within rated capacity;
- Report any overload or power quality condition that cannot be remedied by repair alone
- Provide qualified on-call services to promptly restore lost power or remedy any problems that may create a safety or security hazard.
- Provide qualified support to properly isolate and tag out power supplies for asset maintenance and repair work.
- Notify Manager in advance of any planned repair or utility-related interruptions; notify users of any power outages that occurred after hours.
- Ensure accuracy of all panel and equipment labeling.
- Test circuits, locate, diagnose, and repair faults
- Maintain, clean, and replace components as required
- Maintain conduits, raceways and interstitial spaces in orderly condition

- Repair, replace and adjust electric heat tracing, as needed
-

Electrical System Maintenance

- Maintain and repair medium voltage (69kV and below) distribution systems to the building level distribution voltage.
- Maintain or support maintenance of substation equipment, digital voltage regulators, cabling/wiring and associated equipment, both inside and outside buildings.
- Manager is responsible for an electrical predictive maintenance program, including a reliable and cost-effective operation IR Scanning Program.
-
-

Emergency and Stand-By Power Generation

- Manager takes responsibility for the reliability of power generating systems that are owned by Customer.
- Manager will coordinate maintenance timing with customers to minimize potential impact of power outage when emergency power generating systems are off-line.
- Perform maintenance as recommended by manufacturer or Customer-approved requirements.
- Regular test of power generating systems.
- Load bank testing.
- ATS (Automatic Transfer Switch) switch testing.
- Monitor operation and loading when power generating systems are operating.
- Maintaining load/additional capacity potentials.
- Maintain optimum fuel capacity at all times, including the development of an emergency refueling plan.
- Coordinate with Manager for maintenance performed by subcontract
-
-

Maintain and Repair Building Electrical Systems and Equipment.

- Notify Manager in advance of any planned repair or utility-related interruptions; notify users of any power outages that occurred after hours.
- Ensure power loads are kept within rated capacity; report any overload or power quality condition that cannot be remedied by repair alone
- Test circuits, locate, diagnose, and repair faults
- Maintain, clean, and replace components as required
- Maintain conduits, raceways and interstitial spaces in orderly condition
- Inspect and repair VFDs of all sizes and capacity. Perform predictive, preventive and corrective maintenance, as needed.

- Grounding system: Provide inspections, readings of grounding network integrity, repairs as needed, all according to local codes.
-
-

Emergency response – electrician services

- Provide on-call electrician services to promptly restore lost power or remedy any problems that may create a safety or security hazard. (e.g., Burning smell, critical asset or area lighting outage, all other outages)
-

Data cabling

- Set protocols for proper cable management in association with Customer Information Technology Department. As required, oversee Subcontractor installation of new data cabling in the raised floor areas as requested and approved by Customer Information Technology Department.
- Ensure organization of existing data cabling and document non-compliance with Customer Information Technology Standards.
- Ensure cable management is properly maintained.
- Data Center – Equipment placement, data reviews
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Building Electronics and Controls (including UAS/BAS) (USF)

This section includes operation and maintenance of electronics associated with building control and monitoring systems, as well as any control electronics necessary to proper operation of equipment within the SOW.

Assets and areas included in the Services, include, but are not limited to:

Building Automation Systems, Energy Management and Monitoring Systems	Modules, circuitry and field hardware
Sensors, such as microflows, motion sensors and heat sensors	Wireless or wired devices (except as noted below) linking sensors to monitors or alarms
HVAC & Boiler Controls	Gauges, readouts and displays
Thermostats, timers, photo cells and similar controllers	Life Safety and Security Systems consistent with the LSS section of this SOW

Outcomes - Customer's expected outcomes are:

Building electronics and controls deliver accurate information and notifications

-

Operate Building Electronics and Controls

- Operate and adjust automated controls as required
- Periodically test remote alarms or notifications associated with controls.

- Service Provider will promptly report any problems with computer-based control systems to Manager..
-

Maintain Building Electronics and Controls

- Maintain and repair building electronics and controls.
- Ensure equipment and systems are properly calibrated and accurate
- Maintain and repair building electronics and controls. UAS/BAS maintenance includes preventive/predictive and corrective maintenance for the computer based system including but not limited to the following items:
- Pneumatic Control Systems (Air compressors, air dryer meters, sensors and sensing elements, controllers, operators, positioners, thermostats, humidistats, dampers, piping, valves, and accessories)
- UAS/BAS Control System (Field instruments and devices, wiring, and accessories)
- Periodically test controls and repair as required
-

Building Indoor and Outdoor Lighting (USF)

Assets and areas included, but not limited to:

Indoor and outdoor building lights and light covers/diffusers	Outdoor lights, poles and lamp posts and bollards
Wall-mounted, hanging and desktop indoor lights	Illuminated signs and digital clocks (both pole and building mounted)
Emergency, security and exit lights and batteries	Digital message boards (excludes business unit-owned equipment)
Landscape lighting	Flagpole lighting
Wall clocks (plug-in and battery)	Seasonal lighting and decorations

Outcomes - Customer's expected outcomes are:

Operating areas are properly illuminated per Customer and life safety standards
No safety or compliance incidents relating to failures of building indoor and outdoor lighting systems
All work is completed within an agreed upon time frame

Replace all lamps as needed.

- Service Provider shall replace lighting as per the SLA. Service Provider shall supply all necessary labor and materials (e.g., bulbs, fluorescent tubes)
- Service Provider shall recycle old lamps in accordance with recycling programs and site disposal guidelines
-

Maintain and repair indoor and outdoor lighting:

- Maintain fixtures, lenses, ballasts, covers and associated components.
- Remedy all hazards, shorts and flickering
- Repair or replace damaged or stained components as appropriate to service levels.
- Test emergency, security and exit lights; replace low batteries.
- Reset wall clocks as needed to maintain correct time (e.g., daylight savings time, following power outages, etc.). Clocks owned by end users are excluded from the Services.
- Adjust and reset lighting controls (including timers) as required
- Acquire any equipment necessary to change all site lighting
-

Install and remove seasonal lighting and decorations.

Propose and implement Green lighting options to reduce energy costs (requires Customer approval)

Building Mechanical Systems

Building Mechanical Systems are broken down into the following areas:

1) General Building Mechanical Systems
2) Building Mechanical Dry Systems
3) Building Mechanical Wet Systems
4) Life Safety and Security Systems (LSS)
5) Plumbing Systems

The specifics associated with each area are described in the following sections. These systems are integrated within the entire building infrastructure and support Research, Production and Office Operations.

General Building Mechanical Systems (USF)

Assets and areas included, but not limited to:

Mechanical trash compactors	Mechanical doors and lift mechanisms
Air flow control equipment	Office kitchenette major appliances
Kitchen fume hoods and ductwork	Fire suppression systems
Fixed kitchen equipment	Elevators
Mechanical trash compactors	Portable fire extinguishers
Special cleaning equipment and machinery that is owned by Customer but operated by Service Provider e.g. window washing rigs, motorized cleaners, etc.	Kitchen tray conveyors
Dock equipment (Dock levelers, Dock Doors, etc.)	• All kitchen and cafeteria appliances and equipment

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- Outcomes - Customer's expected outcomes are:

Zero interruptions, disruptions or losses to Data, Research, Production, and Operations Support arising from unavailability of general building mechanical systems
Minimal interruptions, disruptions to Non Research and Production Operations and Support arising from unavailability or failures of general building mechanical systems

-

General Building Mechanical Systems Maintenance

- Service Provider to adhere to all AHJ requirements.
- Service Provider will maintain mechanical system IAW parameters as determined by design intent and Customer operating requirements and specifications
- Customer will provide various documents, processes and specifications to Service Provider that explains these operating parameters according to standards. Manager/Service Provider shall obtain prior approval from Customer before any changes are made to these parameters.
- Service Provider shall perform maintenance checks on optimal schedule frequency using appropriate checklists and audits used for system analysis. Program execution shall be carried out through consistent monitoring of program requirements.
- Where applicable, activate redundant or backup systems to minimize loss of service or inconvenience to users; notify users in advance of any repair-related interruptions; post suitable warning signs.
- Test equipment, locate, diagnose, adjust and repair faults.
- Service, clean and replace components such as filters, belts, bearings and lubrication.
- Perform scheduled non-capital repairs, overhauls and life cycle changeouts. Where appropriate, equipment may be repaired off-site.
- Test to ensure proper operation and return equipment to service.
- Restore maintained area to as-found condition.
- Calibrate gauges and regulators

Building Mechanical Dry Systems (USF)

- Assets and areas included in scope, but not limited to:

• Mechanical devices motor replacement • Distribution piping (water, gas, air) • Equipment and components frames and supports • Monitoring gauges • Vents, strainers, filters • Equipment drainage and drains • Equipment noise abatement enclosures • Vibration damping devices • Valves (control and isolation) • Flow, Pressure regulation devices • Repair Insulation, leaks, ruptures, etc. • Lubrication requirement • Air Compressors Systems	• Heat Exchangers • Test & Balance Environmental Systems • HVAC Systems • AHUs • Fan Coils • Industrial City Water • Fire protection systems • City Water • Process Vacuum Pumps (Oil seal) • Process Vacuum (Water seal) • Exhaust and circulation fans • Blowers/Fans • General/Heat Exhaust Systems • Scrubbed Exhaust Systems

• Heatless Air Dryers • Desiccant Air dryers • Air filtration systems • Air Receivers • Water filtration systems • Fume scrubbers	• Liebert AC Units • Lift Stations/Sump Pumps • Cooling Towers • HEPA Filters • Window AC Units • Testing & Calibration of Meters & Safety Relief Valves to • Oil Free Air Systems • Air curtains

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- Outcomes - Customer's expected outcomes are:

Zero interruptions, disruptions or losses to Data, Research, Production, and Operations Support arising from unavailability of building mechanical dry systems
Minimal interruptions, disruptions to Non Research, Production, and Operations Support arising from unavailability or failures of mechanical dry systems

Mechanical Dry Systems Maintenance

- Service Provider to adhere to all AHJ requirements.
- Service Provider will maintain mechanical system IAW parameters as determined by design intent and Customer operating requirements and specifications
- Customer will provide various documents, processes and specifications to Service Provider that explains these operating parameters according to standards. Manager/Service Provider shall obtain prior approval from Customer before any changes are made to these parameters.
- Service Provider shall perform maintenance checks on optimal schedule frequency using appropriate checklists and audits and used for system analysis. Program execution shall be carried out through consistent monitoring of program requirements.
- Where applicable, activate redundant or backup systems to minimize loss of service or inconvenience to users; notify users in advance of any repair-related interruptions; post suitable warning signs.
- Test equipment, locate, diagnose, adjust and repair faults.
- Service, clean and replace components such as filters, belts, bearings and lubrication.
- Perform scheduled non-capital repairs, overhauls and life cycle changeouts. Where appropriate, equipment may be repaired off-site.
- Test to ensure proper operation and return equipment to service.
- Restore maintained area to as-found condition.
- Calibrate gauges and regulators.

Mechanical Wet Systems (USF)

- Assets and areas included in scope, but not limited to:
-

• Chilled Water System (All maintenance of the Absorption/Centrifugal/Turbine chiller/heaters, Heat exchangers, pumps, piping, valves, and accessories) • Condenser Water System (Cooling towers, Heat Exchangers, pumps, piping, valves, and accessories) • Steam/Hot Water Systems (All maintenance of the boilers, pumps, fan coil units, unit heaters, fin tube radiation, coils, piping, tanks, heaters, valves, and accessories) • Steam turbine drives and accessories • Boilers blow down and clean out • Fuel Oil System (Fuel oil storage tanks, Level control pumps, filters/strainers, piping, valves, and accessories) • Natural gas piping, burners and furnaces • Water Treatment System (Pumps, tanks, feeders, controls, piping, valves, and accessories) • AC and HV Units (Fans, coils, filters, humidifiers, VAV units, diffusers, ductwork, dampers, condensate system, and accessories) • Ventilation Systems (AHU's,fans, filters, diffusers, ductwork, dampers, and accessories (ventilation includes all miscellaneous supply, make-up, exhaust, and kitchen exhaust air systems)": • Compressed Air System (Air compressors and air dryers, Piping, valves, and accessories) • Vibration damping devices • Valves (control and isolation) • Flow, Pressure regulation devices	• Pumps • Distribution piping • Make up water systems • Equipment and components frames and supports • Monitoring gauges • Vents, strainers, filters • Equipment drainage and drains Lift Stations/Sump Pumps • Water Treatment, including all chemicals and salt for the water softener systems • • Water filtration systems • Lubrication requirement • Storm Drains & Catch Basins • Process Cooling Water • Heat Exchangers • Sanitary Plumbing Systems • Fume scrubbers • PCW systems • Tertiary water systems • City water backflow prevention Devices • City water boost systems • Industrial City Water • City Water • Process Vacuum Pumps (Oil seal) • Process Vacuum (Water seal) • Waste water treatment systems • Water softeners systems at main entrances and certain delivery points • •

- Outcomes - Customer's expected outcomes are:
-

Zero interruptions, disruptions or losses to Data, Research, Production and Operations Support arising from unavailability of building mechanical wet systems

Minimal interruptions, disruptions to Non Research, Production and Operations Support arising from unavailability or failures of mechanical wet systems
System maintenance and operations aligns with Customer's energy conservation and control strategies.

•

Mechanical Wet Systems Maintenance

- Service Provider to adhere to all AHJ requirements.
- Service Provider will maintain mechanical system IAW parameters as determined by design intent and Customer operating requirements and specifications
- Customer will provide various documents, processes and specifications to Service Provider that explains these operating parameters according to standards. Manager/Service Provider shall obtain prior approval from Customer before any changes are made to these parameters.
- Service Provider shall perform maintenance checks on optimal schedule frequency using appropriate checklists and audits and used for system analysis. Program execution shall be carried out through consistent monitoring of program requirements.
- Where applicable, activate redundant or backup systems to minimize loss of service or inconvenience to users; notify users in advance of any repair-related interruptions; post suitable warning signs.
- Test equipment, locate, diagnose, adjust and repair faults.
- Service, clean and replace components such as filters, belts, bearings and lubrication.
- Perform scheduled non-capital repairs, overhauls and life cycle changeouts. Where appropriate, equipment may be repaired off-site.
- Test to ensure proper operation and return equipment to service.
- Restore maintained area to as-found condition.
- Calibrate gauges and regulators
- Repair insulation, leaks, ruptures, etc.
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Heating Plant/Chiller

- Operate utility plant: Boilers, Chillers, Cooling Towers, Compressed Air Equipment, Vacuum Equipment, Hot water heaters/systems, Pumps, Bulk Tanks, Heat Exchangers, DI Water Systems (routine maintenance vs. major maintenance and troubleshooting repair which will be performed by manufacturer's service technicians) in an efficient, cost effective, and reliable manner aligned with energy conservation goals.
- Repair and maintain utility plant: Remedy all outages
- Repair and maintain utility plant piping: Remedy all hazards or malfunctions
- Service Provider will coordinate with Manager to perform any major repairs by subcontract.
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OEM Chiller Maintenance

- Responsible for OEM Chiller Maintenance, including, but not limited to:
    - Operating Season Inspections/Proprietary Maintenance

- Annual Equipment Shutdown Inspection and PM: Provide inspections and eddy-current testing.
- Provide repairs as needed.
- Service Provider will coordinate with Manager to perform any major repairs by subcontract.

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Water Treatment

Thru the use of a specialized subcontractor, Manager shall provide water treatment as needed. Programs that may include, but are not limited to:

- Boilers
- Chilled water
- Condenser water
- Domestic / laboratory hot and cold water
- Process Cooling water
- Purified water
- Scrubber water
- Fire protection water
- Waste water treatment systems
- Water softeners
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- Manager is responsible for the reliability and effectiveness of these systems. Service Provider shall perform testing, as necessary to ensure that water treatment program is effective, and shall submit routine test results and chemicals consumption to Manager.

Life Safety and Security (LSS) Systems (USF)

Outcomes - Customer's expected outcomes are:

All LSS systems will operate reliably and within Customer and AHJ requirements

Test, Monitor and Maintain all LSS Systems.

- Test, and monitor LSS systems to ensure they will function properly in the event of a heat, smoke, fire sprinkler water flow, manual activation, security breach, or other emergency situations for which the system is designed to alert customer or external monitoring service.
- Periodically test all alarms and systems in accordance with appropriate LSS system codes and regulations in conjunction with a third party subcontractor..
- Immediately report all LSS system malfunctions and inoperability to Manager.
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- Service Provider shall, on an as needed basis, provide support for projects that require connection to Customer's LSS system. Typical work will include, but not be limited to building LSS system to include smoke detectors, water flow & pressure switches, alarm valves, and sprinkler heads/piping.

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Maintain and repair fire and safety life maintenance systems.

- Day-to-day fire and life safety systems maintenance includes preventive/predictive and corrective maintenance work including but not limited to the following items:
  - Fire and Smoke Detection Equipment (Fire detectors, smoke detectors, manual pull stations, alarm bells and lights, annunciators, speakers, flow detectors, flow switches, valve switches, wiring, devices, and accessories)
  - Smoke Control System
  - Fire Suppression Systems (Fire pumps and controls, jockey pumps, sprinklers (wet and dry), fire hydrants, fire standpipes, manual fire extinguishers, piping, valves, and accessories)
  - Fire Extinguishing Systems (Storage tanks, manual pull stations, abort switches, alarm bells and lights, control panels, annunciators, speakers, piping, valves, wiring, devices, and accessories)
  - Kitchen Fire Extinguishing System (maintenance of storage tanks, piping, valves, wiring, relays, and accessories)
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Integrated Security System (ISS)

- Maintain ISS system (card access, camera system, fire detection): Perform Preventive Maintenance, Predictive Maintenance and Corrective Maintenance. The Manager will Manage system database, back-ups and recovery
- The Manager will Program all access changes in the system.
- Support site projects as the ISS expert by revising scopes of work and Basis of Design (BODs), and providing pertinent documentation to the designers.
- The manager will For small size projects, alterations and modifications, proceed with the design, cost estimating, installations, documentation of the changes. Update manuals and as-built drawings.

Plumbing Systems (USF)

Assets and areas included in the Services, include, but are not limited to:

Waterlines from the meter inward	Water softeners and systems
Waterlines from the city street tie-in points to the buildings	Pure water systems, hot and cold water networks, heating water lines including perimetric heating and radiators, chilled water lines, cooling tower water piping.
Faucets, toilets, sinks, and plumbing fixtures, safety and regular showers, water heaters, eye wash stations	Fire protection, and sprinkler systems in its totality, including but not limited to heads, pumps, risers, limit switchers, fire pump houses and all related equipment, hydrants and PIVs
Drinking fountains/ Reverse osmosis systems	Wet and Dry fire protection systems, associated ducts, and other associated

	systems
Fountains, ponds, tanks, landscape irrigation systems (Pumps, piping, valves, etc.)	Breathing apparatus and other safety equipment
Sewer (including neutralization systems piping networks) and storm water lines, storm water drains, boots/filters	Fire system control valves, automatic sprinkler systems, foam systems, and exhaust duct sprinklers
Relief valves and backflow preventers	Pumps, valves and regulators
Water Purifiers, Cartridge water filters	Drains and traps including grease traps
Oil / water separators	• Laboratory Plumbing: Laboratory water, laboratory wastewater, DI water, animal drinking water, and laboratory gases (from bottle banks)
• Nitrogen network lines, natural gas network, compressed air (plant and clean), house vacuum and deep vacuum networks, glycol chiller lines (deep freeze systems)	• Other specialty networks as present at each site.
• Storm Drainage System (Roof drains, area drains, piping, valves, and accessories)	• Piping

- Outcomes - Customer's expected outcomes are:

Minimal damage from plumbing leaks
Minimal outage of water utilities for users
Fountains, ponds, tanks, function as designed, are maintained to agreed upon service levels, and have minimal breakdown or damage to surroundings due to leaks
Maintenance, testing, and repair of all fire protection, fire safety, prevention, and response systems will be performed in accordance with AHJ and Customer specified frequencies and requirements

Provide emergency and non-emergency maintenance and repair of water and sewer lines.

- Maintain and repair water circulating pumps including motors, couplings, gaskets, pressure gauges, and shut-off valves.
- Repair or replace piping and components as required.
- Repair, flush and maintain closed and open loop water systems.
- Repair, clear, and maintain sanitary sewer and storm water lines systems.

- Monitor and report water quality: Perform random sampling and testing for bacteria, metals and other contaminants

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Provide emergency and non-emergency maintenance and repair of plumbing fixtures.

- Inspect, repair, re-secure, caulk or replace sanitary fixtures and components.
- Repair or replace faucets, taps and showers.
- Repair, re-hang or replace lavatory, utility and kitchen sinks.
- Inspect, repair or replace fire sprinkler system heads and pumps per industry standards and customer specifications.
- Inspect, repair or replace safety showers and eyewashes per industry standards and customer specifications

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- Assist any emergency work or site sustaining projects related to fire protection systems
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Control Systems Monitoring and Maintenance

Customer has installed a number of automated systems to monitor the function of critical production support systems and provide early warning of abnormal conditions. Customer has made significant investments in these systems and has found them to be sufficient in supporting critical systems. Service Provider will be responsible for monitoring, responding to alarms, and managing systems.

Hazardous Materials and Life Safety Systems (USF)

Outcomes - Customer's expected outcomes are:

Service Provider will maintain systems to ensure zero failures
Service Provider is able to support accurate and rapid HAZMAT responses by Customer emergency response teams

Maintain Hazardous Materials and Life Safety Systems

- Continuously monitor hazardous materials control systems and life safety and fire alarm systems. Quickly and reliably notify designated Service Provider and Customer first responders of alarm conditions; reset alarms.
- Service Provider will comply with all current Risk Management and Fire Code requirements for maintenance and testing of systems.
- Test, maintain and repair monitors, sensors and alarms according to defined standards and schedules.
- Installs and implements monitoring system hardware and software and upgrades as required.
- Service Provider will comply with all SOPs

Critical Process Control Systems (USF)

Customer operates a number of digital process control systems that are critical to Research and Manufacturing Operations.

Outcomes - Customer's expected outcomes are:

Monitoring systems provide continuous monitoring of critical systems and minimize service interruptions to business activities while meeting all uptime requirements

Critical Process Control Systems

- Tune and adjust the electronic and computerized controls to optimize productivity and quality and minimize risk to operations.
- Test, maintain and repair monitors, sensors and alarms according to defined standards and schedules. Validate testing, calibration, maintenance, and repair programs as required by AHJ regulatory agencies.
- Quickly and reliably notify designated Service Provider and Customer personnel of alarm conditions.
- Support installation and implementation of monitoring system hardware and software upgrades as required.

Calibration and Metrology Services (USF)

Outcomes - Customer's expected outcomes are:

Instrument calibration is in compliance with all regulatory, EH&S and other applicable Customer and regulatory requirements

Instrument calibration

- Calibrate instruments according to a defined schedule, AHJ requirements, OEM specifications, Customer SOPs, and in compliance with GMP, Environmental and Safety requirements. This includes but is not limited to:
    - Pressure and temperature sensors
    - Flow meters
    - pH probes
    - Conductivity
- Manager shall maintain records of calibration and maintenance and equipment and make these records available at all times to Customer. The calibration data shall be maintained in the site calibration management system as per local SOPs
- Manager shall manage the data and calibration management system as per site SOPs and in accordance with the GMP and SLC requirements.
- Where required, equipment is to be calibrated against traceable standards (e.g., NIST standards and/or other regional equivalents.
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Tagout procedures

- Properly tag out instruments that are found or suspected to be out of calibration.

- Manager shall develop tagout procedures, tags and related documentation
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Manufacturing, GMP and LAR Maintenance

Process Instrumentation Calibration (USF)

Outcomes - Customer's expected outcomes are:

No GMP atypical events attributed to training or procedural non-compliance by Service Provider
No safety or environmental adverse events attributed to training or procedural non-compliance by Service Provider
Process Instrumentation is maintained / calibrated in accordance with agreed schedules and tolerances, and appropriately documented

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Perform calibration, troubleshooting, and repairs of process instrumentation

- Periodically test controls and repair as required.
- Calibrate per SOPs in accordance with SLCs, GxP, and other Customer standards.
- All process instrumentation must be included on an Instrument Master List developed and maintained by Manager.
- Calibration and preventative maintenance schedule, developed by Manager, must be defined for all critical (GMP, Safety, Environmental) process instrumentation
- Manager developed/written procedures for calibration and preventative maintenance of each instruments (or groups of instruments), including activities performed by subcontracted vendors/contractors, must be maintained in accordance with approved SOPs, including
    - Frequency of preventative maintenance/calibration with an allowable time window for the calibration to take place around the scheduled date
    - Step-by-step calibration instructions with calibration parameter, tolerance, provision for adjustments and 'as found' and 'as left' data)
    - Required actions if the instrument/equipment cannot be calibrated/maintained
- Manager developed calibration frequencies should be assigned to each instrument (or groups of instruments) and should be determined using appropriate risk management analysis based on the instrument sensitivity and calibration capability, measurement accuracy requirement, manufacturer's capability, operation parameters, consequences for an out-of-calibration result, the extent and criticality of use, previous calibration history/records (e.g. trend Analysis)
- Calibration reference standards/calibration equipment should be traceable, by Manager, to national certified standards and accompanied by traceability/analysis certificates
- Out-of-Tolerance results from instruments must be reviewed as soon as practical. Notification for critical instruments should be issued, by Manager, to the instrument owner within 24-hours of an Out-of-Tolerance result.
- Changes to process instrument calibration or maintenance programs including additions/deletions, frequency, procedures and tolerance must be evaluated for potential impact and documented within an established change control program developed and maintained by Manager..
- Manager shall ensure that the calibration status of instruments are readily available. Examples of appropriate systems to document calibration status include MAXIMO, calibration logs or stickers. A system must be in place to identify instruments that do not require routine calibration, and to prevent usage of instruments or equipment that are not qualified, out of calibration, damaged or malfunctioned, being calibrated or overdue for calibration
- Manager may use subcontractors to perform calibration and maintenance activities on customer equipment. Confirmation must be obtained that the contractors have received the appropriate, documented training/qualification. The contractor calibration/maintenance documentation must meet the requirements of approved SOPs

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Manager shall maintain data in calibration management systems and manage the database (e.g., CalMAN, DocuMint – note that this will be primarily in SAP upon conversion)

- Manager shall enter instrument calibration in the instrumentation database, maintain and manage the database according to SLCs, GxP and other Customer standards.
- This also applies to Metrology (scale calibrations and others), to BAS instruments and controls, and to certain lab and manufacturing equipment.

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Manufacturing, QO, and Warehouse Equipment Maintenance (GMP Environment) (USF)

The scope covers manufacturing and packaging equipment, GMP warehouses and QO equipment (e.g., climate control rooms, purified water systems, presses, high shear, etc.)

Outcomes - Customer's expected outcomes are:

Equipment used in the GMP environment is maintained in accordance with approved Standard Operating Procedures.
Maintenance records are completed to the correct standard and retrievable

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Perform maintenance, calibration, troubleshooting, and repairs of manufacturing equipment:

- Periodically test controls and repair as required.
- Perform PM and CM as per SOPs in accordance with GMP, SLCs, etc
- At completion of any maintenance in GMP areas, leave equipment/room clean and tidy and suitable for use
- Manager shall record maintenance activities in accordance with Good Documentation Practice. File maintenance records in a suitable manner for effective, timely retrieval
- Observe all Customer's procedures for access to and working in GMP areas
- Manager shall report to Customer any defect found during equipment maintenance that may adversely impact quality
- Manager/Service Provider shall adhere to customers procedures for managing change control - no changes/modifications to GMP equipment should be made without customer authorization.

LAR Maintenance (USF)

Outcomes - Customer's expected outcomes are:

Equipment supporting vivarium areas are maintained in accordance with approved Standard Operating Procedures.
Maintenance records are completed to the correct standard and are retrievable.

Maintain the LAR

- Maintain LAR areas in accordance to current SOPs to comply with GMP and AAALAC requirements.

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Hardscape

Roads, Pavements and Outdoor Structures (USF)

Outcomes - Customer's expected outcomes are:

Active pavements, roads, and outdoor structures kept clear of obstructions, hazardous conditions or standing water
Pavement markings and signage are clearly visible

Maintain Outdoor Signs and Structures

- Maintain and repair outdoor assets including guard shacks, sheds, signs, fences, utility poles and enclosures. Repair any gaps or breaks
- Maintain all signs and ground signage/markings, including for safety and according to AHJ codes

Tools, Equipment and Furniture

Tools (USF)(USF)

Outcomes - Customer's expected outcomes are:

Inventory , store and maintain as agent for Customer any specialty tools and equipment.
Tools and equipment will be optimal for intended use

Inventory, Store and Maintain All Tools

- Ensure availability of all tools, including personal protective equipment, necessary to perform all services identified within this SOW. Inform Manager of any inventory shortfalls, and Manager will procure necessary tools for use by Service Provider personnel.
- Ensure that all tools and equipment are of the correct type to safely and efficiently perform all work.
- Customer reserves the right to review all tool and equipment purchase requests to ensure they are of the proper quality and type to meet Service Provider's and Customer's requirements.
- Initiate a regular tool and equipment inspection program to ensure the same are in proper working condition.
- All tools and equipment will meet certification or recalibration requirements imposed by either by Customer or AHJ. Proper labels will be affixed and be kept readable.
- Logs will be maintained to track tool and equipment history and, if necessary, initiate preventive maintenance and recertification/recalibration work.

Vehicles and Mobile Equipment (USF)

Outcomes - Customer's expected outcomes are:

Vehicles and mobile equipment will be used by Service Provider and maintained by Manager per Customer and AHJ requirements

- Includes but is not limited to:
  - Forklifts
  - Mobile Elevated Work Platforms (MEWP)/Skyjacks
  - Post-hoists
  - Pallet trucks
  - Personnel/Equipment Transport/Golf Carts
  - Vehicles licensed for public road use
    - Manager may need to rent MEWPs, forklifts, and other high-dollar equipment needed on a frequency that does not justify purchase.
- The use of Customer equipment for occasional use will be determined at the site level and on a case-by-case basis. Use of Customer equipment may require Service Provider's employee to obtain Customer training and a certification of competency. Any damage to equipment or other property caused by Service Provider's employees' negligence will be repaired at Service Provider's cost.

Crane/Overhead Lifts Maintenance (USF)

Outcomes - Customer's expected outcomes are:

Zero interruptions or delays related to equipment malfunction, failure or maintenance/repair/replacement
Maintain cranes and related equipment within AHJ and OEM specifications

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Use and maintain Cranes/Overhead Lifts

- Includes but is not limited to:
  - Fixed devices for the removal, installation, loading, or movement of heavy equipment or materials.
- Submit a plan, by Manager, for the use, sustaining support, maintenance and replacement of the equipment.
- Maintain,by Manager, and operateby Service Provider, to ensure safe operation and compliance with all Customer and AHJ requirements.
- Submit requests, by Manager, for the replacement or installation of cranes and lifts.

Furniture (USF)

Outcomes - Customer's expected outcomes are:

Free standing and systems furniture will be kept in a clean and professional-looking state

Maintain All Site Furniture

Includes, but is not limited to furniture located in:

- Lobbies
- Conference Room/Collaboration Area
- Cafés
- Work areas

- Maintain all furniture in a clean and professional-looking state. Remedy all hazards or malfunctions.
- Manager shall notify Customer of conditions that present an appearance, safety, or functionality concern.
- Provide cleaning of an appropriate type and frequency to prevent the premature aging and wear of furniture assets.
- Manager shall schedule modifications for specific ergonomic needs as directed by Customer. Customer is to perform ergonomic assessments.

Facilities Engineering Support

Systems Shutdown Support (USF)

- Manager will be responsible for acquiring advance approval per site requirements and coordinating Building / Site shutdowns with the Customer. The coordination activity involves but not limited to selecting shutdown dates and conducting update meetings with all affected business unit representatives, and communicating the shutdown plan to all customers. Service Provider will support Customer shutdown requirement under terms of this SOW.

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Outcomes - Customer's expected outcomes are:

-

Service Provider will provide system shutdown support as required by Customer for Mechanical and Process Mechanical Systems, Electrical Systems, I&C, and all other operations, processes, and systems
Integrate with construction teams to proactively support requirements for systems isolation, commissioning coordination, and shutdown coordination

Mechanical and Process Mechanical System Shutdown Support

- Service Provider shall, on an as needed basis, provide Technician support for Customer related projects that require connection to Customer mechanical system(s). Typical work will include, but not limited to, HVAC/mechanical and process system equipment including drives, fans and motors, chillers, pumps, compressors, treatment systems, storage tanks and all associated piping.

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Electrical System Shutdown Support

- Service Provider shall, on an as needed basis, provide Technician support for Customer related projects that require connection to Customer electrical system(s). Typical work will include, but not be limited to building distribution systems, 400 amp and above, to include transformers, switches, panels, and breakers.

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Instrumentation and Control (I&C) Shutdown Support

- Service Provider shall, on an as needed basis, provide Technician support for Customer related projects that require connection to Customer I & C system(s). Typical work will include, but not be limited to building distribution systems, to include I&C systems including vacuum pumps, compressors, dampers, valves, pneumatic and digital controllers, all associated piping and wiring

systems (conduit & cabling, analog & digital wiring, Programming Logic Controller (PLC) panel wiring, & PLC panels)

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Technician Support (USF)

Outcomes - Customer's expected outcomes are:

Service Provider will provide qualified, trained technician resources to assist as required by Customer in support operations

Provide Technician Support

- Provide technician resources to support operations. Areas to include but not limited to: plumbing, electrical, HVAC, welding, maintenance mechanics, carpentry, and pneumatics.
- Assist in projects, support sub contractors or others in area of assignment to install, maintain, repair or build equipment or systems.
- Review designs for construction projects, equipment installation, plant modifications, etc. Provide practical recommendations for improving the maintainability and functionality of these projects and operations in general.
- Must have certifications and licenses as dictated by AHJ.

Technical Services (USF)

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Janitorial

This section details the Customer's desired outcomes as they relate to Janitorial Services.

Building Janitorial Services

Service Provider will perform janitorial at the following facilities:

- North Wales Building # 1
- North Wales Building # 2
- North Wales Building # 3North Wales Building # 4
- Merck Image Lab, 402 Industrial Park (Weekly)
- Hatfield Freezer locations I and II (Weekly)

Janitorial Services - Routine and Request The Service Provider will perform condition-based, interval-based (scheduled), and Customer-requested cleaning work as needed to meet all defined standards below for the spaces that are cleaned. The Service Provider will promptly review and adjust schedules and service levels as needed to remedy any conditions that fall outside the defined standard.

Outcomes - Customer's expected outcomes are:

Customer's facilities are clean, orderly, and present a professional appearance.

Provide Routine Janitorial Services

This section is intended to encompass routine janitorial services that are typically performed on a scheduled basis to maintain or restore defined standards of appearance to spaces after normal daily use.

- Service Provider personnel performing work in any area of the facility or building are required to restore that area to a safe, compliant and otherwise as-found condition following completion of their work In general, crafts are expected to do their own cleanups
- Cleaning practices will be conducted to maximize life of all furniture, carpets and fixtures where applicable
- Cleaning activities do not disrupt or create unpleasant conditions (e.g., dust, vacuum noise, odors) for occupants of the cleaned spaces during normal business hours
- Indoor spaces affected by incidents or in which company events have been held are rapidly restored to an appropriate condition
- Safety and risk reduction guidelines will be strictly followed in all areas, with the goal of zero safety incidents resulting from custodial activities
- The Service Provider will use "green" practices where appropriate (green chemicals, energy conservation, etc.)
- All maintenance assistance needs observed by Service Provider's Generalist staff are promptly reported to maintenance staff
- The following activities apply to all spaces throughout Customer site.
- Trash: All trash and recycle receptacles shall be clean, free of odors, and not overflowing. Trash receptacles will be of a consistent design and standard throughout areas. Remove and dispose of trash per SLA.
- Dusting/Wiping/Clearing: All exposed horizontal and vertical surfaces above and below six feet from the floor, including all furniture, fixtures and fittings, shall be free of dust, dirt, marks, and stains.

HVAC vents shall be free of dust, dirt, and marks. Dusting shall be performed to preserve air quality and remove dust. All common and conference (cubicle) areas telephones, handrails, door handles, push bars will be disinfected a minimum of once a week or as instructed.

- Drinking Fountains: All drinking fountains need to be substantially free of calcium build-up, debris in drains, stains, dust, and odors. Drinking fountains shall have an appropriate level of sheen to design standard.
- Hard Floors: All hard floors and baseboards shall be substantially free of visible dirt, dust, debris, stains, traffic/scuff marks, aging marks, and wax buildup; all floor surfaces shall have a finish as appropriate to the floor type. The appropriate techniques and standards shall be utilized to achieve appearance, aesthetics, clean/healthy environment, and maintain the life of the product. A proactive and a reactive process will need to be implemented to completely manage all spills.
- Carpet/Mats/Rugs: All accessible carpets, mats, and rugs shall be substantially free of debris, stains, odors, and visible dirt. All carpets, mats and rugs will be trip/slip free. The appropriate techniques, equipment, and standards shall be utilized to achieve appearance, aesthetics, clean/healthy environment, and maintain the life of the product. A proactive and a reactive process will need to be implemented to completely manage all spills.
- Recycle: Service Provider shall service all recycle stations and customer recycle boxes and collect all material staged for recycling and transport said material to external containers for off-site collection. Collection frequencies shall meet demand and maintain ongoing usability of containers.
- Dispose of lubricants and chemicals as needed within AHJ parameters
- Windows: All indoor window surfaces are kept clean and free of debris/dirt. All outdoor window surfaces and cladding are kept free of debris and are periodically cleaned to maintain an acceptable level of cleanliness.
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The following activities apply for specific space types:

- Conference Rooms: Arrange and coordinate chairs and tables per room specifications, ensuring the appropriate number of chairs are in each room. Ensure chairs and other furniture and accessories are kept clean and free of foreign materials, stains, dust, marks, etc. Maintain conference room supplies as necessary by checking and replacing markers, flip charts, pins, and erasers. All white boards shall be monitored and maintained for cleanliness and functionality. Service Provider personnel will need to pay attention to signs giving specific directions such as "Do Not Erase" or "Save". Any miscellaneous debris found must be removed. Service Provider may be required to check all projector bulbs. All chairs will be cleaned as needed to maintain a clean and fresh appearance. Chairs are to be spot checked for functionality, and broken chairs are to be removed and repaired or replaced.
- Lobby: Lobbies must be spotlessly clean. There must be no visible dust and cobwebs. All installations and displays must be spotless and defect-free. Any glass surface must be free of marks, stains, scratches or any other defects. There must be no spills, trash, stains and defects on the floor. All furniture must be maintained to its original condition and be dust-free. All glass windows and doors shall be maintained in pristine condition. Customer has security portals throughout the facilities which will be cleaned. Furniture and other arrangements must be in its original order.
- Locker Rooms: Lockers and benches are to be kept clean and sanitized. Showers, curtains, floors, drains, sinks, urinals, mirrors, partitions, toilets and fixtures are to be kept substantially free of any residue build-up (e.g.,calcium build-up, mildew), smudges, odors, and dust. All dispensers shall be

kept stocked and deodorizer are to be kept full and working. Any personal property found must be returned to Security.

- Restrooms: Sinks, mirrors, partitions, urinals, toilets, drains, and fixtures and all horizontal and vertical surfaces are substantially free of any residue build-up (e.g., calcium build-up, mildew), smudges, odors, and dust. All dispensers are stocked and operational. All air fresheners/deodorizers are full and working. All vents and exhausts are free of dust. All dispensers filled and available in working condition. Trash cans are clean and meet trash standards for model/type. There are no offensive odors, overflows or backflows.
- Vending Areas: Sinks, vending machines, refrigerators, microwaves are clean and free of odors. All handles and buttons on equipment are disinfected. All refrigerators shall be cleaned and emptied per site specific directions and will have schedules clearly posted. Wall cabinets (internal and external) to be kept substantially free of material and miscellaneous items.
- Custodial Closets: Janitorial Closets and Storage Spaces shall be kept neat and clean at all times and in compliance with applicable fire codes and regulations. Mops, buckets, wet floor signs, tools, equipment and all other materials shall be cleaned and stored properly in janitor closets. Cleaning caddies and materials shall not be left unattended and shall be stored in Janitor Closets when not in use. Chemical dispensers/Blend centers will be properly maintained. All mechanical/operational issues with these dispensers will be properly escalated. Flammable materials shall be stored in appropriate containers. All products/equipment furnished by Service Provider shall be properly labeled. Any new cleaning chemicals must be approved by Customer prior to use on site. Hose management guidelines will be observed.
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- Office Cubicles: Service all trash and recycling containers per site-specific frequencies, and transport all collected trash and recycling to central containers for off-site collection. Furniture shall be neatly arranged and cleaned, and upholstery shall be cleaned as appropriate to maintain a neat and clean appearance. Service Provider personnel shall not disturb the work space by moving or discarding any material.
- Dock Areas: All docks shall be clean, free of all trip hazards, debris, neat and organized.

Restock Consumables in Designated Areas

- Restock consumables such as hand soaps, papers and trash liners throughout Customer facilities. The supply of all consumables shall be the responsibility of the Manager.
- In situations where Service Provider does not have access to restricted areas, Service Provider shall provide consumables to designated Customer employees who are responsible for restocking their areas of control.
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Restock PPE

- Restock PPE such as eye masks. The supply of all PPE shall be the responsibility of the Manager.
- In situations where Service Provider does not have access to restricted areas, Service Provider shall provide PPE to designated Customer employees who are responsible for restocking their areas of control.
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Provide User Request Cleaning Services

This section is intended to encompass event-driven as opposed to regularly scheduled cleaning. These services may be performed both during and after business hours.

- Restore space to pre-existing standards after an unusual event such as a spill in a trafficked area, a plumbing repair or cleanout of an office.
- Provide all Customer request cleaning (e.g., after a working session in a conference room).
- Spill response cleaning: Mop up spills and provide wet-dry vacuuming, carpet drying, spot cleaning, disinfecting and deodorizing as required.
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Janitorial Services - Laboratory Areas The Service Provider will perform condition-based, interval-based (scheduled), and Customer-requested cleaning work in Laboratory Areas as needed to meet all defined standards for the spaces that are cleaned. The Service Provider will promptly review and adjust schedules and service levels as needed to remedy any conditions that fall outside the defined standard.

Outcomes - Customer's expected outcomes are:

Customer laboratory areas are clean, orderly and present a professional appearance.
All hazards are properly handled.

Provide Janitorial Services in Laboratory Areas

- Ensure that all Service Provider personnel working in Laboratory Areas have documented training in laboratory hazards and follow all hazard communications from Customer. Ensure that all SOPs are followed.
- Clean or buff hard floor surfaces. Ensure that floors are cleaned based on surface requirements as appropriate to service levels
- Clean casework sinks, lighting and equipment, per request.
- Ensure all hazards (e.g., unknown spills) are investigated by Customer EHS laboratory representative prior to cleanup. Customer EHS will determine whether cleaning shall be provided by Service Provider personnel or Customer's Emergency Response Team.
- Coordinate with Customer to ensure that areas having chemical, biological and radiation contamination are decontaminated prior to cleaning.

Laboratory Services

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This section details the Customers desired outcomes as it relates to Research Support services

Laboratory Support Services

Laboratory Support Services covers the activities that support the Customer's scientists and technicians in the performance of research.

Laboratory Logistics and Management (USF)

Outcomes - Customer's expected outcomes are:

Agreed-upon consumables are available during normal business hours.
All materials are delivered as defined in the SLA

All laboratory chemicals must be tracked from receipt to final disposition while on Customer's site
Equipment that is considered a capital asset will be moved within 5-7 business days. All other equipment must be moved within 2 days of receipt/request.
No Stock-Outs of Commodity Chemicals

Receiving and bar-coding of chemicals

- Process and bar-code all in-coming chemicals per schedule
- Apply bar-code as per SOP

Receiving and stocking of lab supplies

- Manager, process all inventory items through Backend;
- Stock incoming inventory goods in appropriate location per schedule

Receiving incoming deliveries, including purchased goods and personally addressed parcels

- All incoming parcels must be delivered to proper end-user per schedule

Receiving radioactive and control parcels

- All Radioactive and Control Substance parcels must be treated as per SOP

Receiving general goods

- Manager, process incoming goods and log receiving report in spreadsheet

Inventory management

- Scan and record all items withdrawn from the stockroom using Inventory System bar-code technology

Chemical/Commodity Deliveries

- Deliveries scheduled and performed per service levels

Manager, shipment of Chemicals and Other Products

- Manage shipment of chemicals and other products, including biologicals, per site procedures and applicable regulations

Liquid N2 Back-up

- Maintain dewar N2 level to at least 50% capacity

Cylinder Replacement

- Under no circumstances should both cylinder banks be found empty

Glasswash and Autoclaving

- Service Provider shall collect dirty glassware from the laboratories, wash and dry it, and return it to the laboratory. Clean, depyrogenated glassware will be provided upon request. Biologically contaminated glassware will be autoclaved at certain sites. Manager to manage inventory of common and specialty glassware.
- Return clean glassware to respective pick-up location and user
- All "fritted funnel" must be dried adequately prior to their return to user
- Notify user and Lab Services of any glassware breakage

Biohazard Waste Management

- Manage biohazard waste adequately and per local SOPs and regulations

Waste Solvent Management

- Manage solvent waste adequately and per local SOPs and regulations

Dry Ice Inventory

- Maintain all dry ice boxes to at least 25% filling capacity

Satellite Stock Replenishment

- Maintain adequate supply level

Solvent Deliveries

- Maintain adequate supply level in each solvent cabinet

Develop and Implement Business Improvements

- Ensure the timeliness and quality of business improvement implementations

Maintain chemical stock rooms, gas cylinders, solvents, and consumables to optimal and economical stock levels.

Manager, participate in Pertinent Customer Meetings

Manager, participate in Internal and External Quality Audits

Lab Equipment Moves

- Manager shall coordinate and execute all lab equipment moves and asset dispositions. At certain sites, Service Provider shall provide cleaning services for the lab bench tops and fume hood bases and glass sashes.

Lab Equipment Services

Lab Equipment Maintenance and Management (USF)

Outcomes - Customer's expected outcomes are:

Service Provider must minimize equipment downtime, respond to requests for service, and perform both preventive and corrective maintenance of laboratory assets per Customer' site-specific requirements
On time PM requirements are maintained for both non-GxP and GxP equipment
First time fix rates must be maintained at an effective minimum rate

Equipment database, PM documentation, and field equipment tags and logs, developed and maintained by Manager, must be accurate

Perform maintenance and continuous operation support on laboratory automation workstations/robots such as Biomek NX/FX. Provide support on ongoing operations of laboratory automation systems such as Biomek NX/FX.

Work includes but is not limited to the following:

- Trouble shooting.
- Perform preventive, predictive and corrective maintenance.
- Provide assistance to new installations coordination, start-ups and commissioning.

Provide Low Tech Equipment Maintenance and Repairs, and Scale Calibration

- Proceed with scheduled calibrations and repairs of low tech lab equipment such as shakers, pipettes, centrifuges, refrigerators and freezers, etc. when requested by Manager
- Manager, proceed with the scale calibration program, records data in the calibration management system.
- Proceed with weights calibration and certification according to schedules.

Manager, perform spare parts and retired equipment inventory management.

- Provide customer support for the asset disposal process related tasks

Chemical Delivery Systems

Bulk Chemical Delivery Systems (USF)

Outcomes - Customer's expected outcomes are:

Safe, reliable, and economical operation and maintenance of the chemical receiving, storage, process, and chemical distribution systems supplying bulk chemicals
Zero interruptions, disruptions or losses arising from unscheduled downtime of Customer-owned chemical distribution equipment

Provide General Support for Bulk Chemical Delivery Systems

- Service Provider will provide general systems support in compliance with Customer Procedures and Policy as well as all regulatory agencies. Service Provider will operate, maintain, and configure chemical storage and delivery systems to customer specifications and accepted maintenance schedules.
- Support chemical excursion prevention and mitigation.
- Provide technician and management support for troubleshooting and resolution of chemical purity issues, chemical delivery issues, or equipment malfunction.
- Participate and support chemical minimization and cost reduction efforts.
- Participate in and support Capital process for area/equipment improvements or repair.
- .
- Perform any unscheduled equipment repairs.
- Respond to and mitigate any equipment alarms

Ensure the Safety of Bulk Chemical Delivery Systems

- Adhere to Valve Lock Out / Tag Out or COHE for chemical equipment.
- Coordinate all relevant project work/impacts with site incident prevention team.
- Manager. provide chemical operations safety training for Customer and Service Provider personnel as needed.
- Support as needed any Emergency Response Team (ERT) actions pertaining to Bulk Chemical Delivery equipment or areas.
- Ensure adequate housekeeping and cleaning of chemical delivery areas and equipment.
-

Perform Chemical Handling and Receiving

- Perform daily inventory inspections.
- Manager to manage chemical inventories to ensure code compliance and adequate supply to serve Customer need.
- Manager, support the tracking of Certificates of Acceptance documents on bulk chemicals delivered
- Perform all drum/tote changes on delivery equipment.
- Perform order deliveries as required by Customer.

Bulk Gas Systems (USF)

Outcomes - Customer's expected outcomes are:

Safe, reliable, and economical operation and maintenance of the bulk gas receiving process and bulk gas distribution systems.
Zero interruptions, disruptions or losses arising from unscheduled downtime of Customer-owned bulk gas distribution equipment or supply network

Provide General Support for Bulk Gas Systems

- Service Provider will provide general systems support in compliance with Customer Procedures and Policy as well as all regulatory agencies. Service Provider will operate, maintain, and configure bulk gas delivery systems to customer specifications and accepted maintenance schedules.
- Support bulk gas excursion prevention and mitigation.
- Provide technician support for troubleshooting and resolution of bulk gas purity issues, bulk delivery issues, or equipment malfunction.
- Participate and support bulk gas minimization and cost reduction efforts.
- Participate in and support Capital process for area/equipment improvements or repair.
-
- Perform any unscheduled equipment repairs.
- Respond to and mitigate any equipment alarms

Ensure the Safety of Bulk Gas Systems

- Adhere to Valve Lock Out / Tag Out or COHE for bulk gas equipment.
- Coordinate all relevant project work/impacts with site incident prevention team.
- Manager, provide bulk gas operations safety training for Customer and Contractor personnel as needed.
- Support as needed any Emergency Response Team (ERT) actions pertaining to bulk gas delivery equipment or areas.
- Ensure adequate housekeeping and cleaning of bulk gas yard, delivery areas and equipment.
-

Perform Gas Handling and Receiving

- Manager to manage gas inventories to ensure code compliance and adequate supply to serve Customer need.

Specialty Gas Systems (USF)

Outcomes - Customer's expected outcomes are:

Safe, reliable, and economical operation and maintenance of the specialty gas receiving process and specialty gas distribution systems supplying specialty gas
Zero interruptions, disruptions or losses arising from unscheduled downtime of specialty gas distribution equipment or supply network

Provide General Support for Specialty Gas Systems

- Service Provider will provide general systems support in compliance with Customer Procedures and Policy as well as all regulatory agencies. Service Provider will operate, maintain, and configure specialty gas delivery systems to customer specifications and accepted maintenance schedules.
- Support specialty gas excursion prevention and mitigation.
- Provide technician support for troubleshooting and resolution of purity issues, specialty gas delivery issues, or equipment malfunction.
- Participate and support specialty gas minimization and cost reduction efforts.
- Perform any unscheduled equipment repairs.
- Respond to and mitigate any equipment alarms

Ensure the Safety of Specialty Gas Systems

- Adhere to Valve Lock Out / Tag Out or COHE for specialty gas equipment.
- Coordinate all relevant project work/impacts with site incident prevention team.
- Manager, provide specialty gas operations safety training for Customer and Contractor personnel as needed.
- Support as needed any Emergency Response Team (ERT) actions pertaining to specialty gas delivery equipment or areas.
- Ensure adequate housekeeping and cleaning of specialty gas delivery areas and equipment.
-

Perform Specialty Gas Handling and Receiving

- Manager to m anage specialty gas inventories to ensure code compliance and adequate supply to serve Customer need.
- Perform daily inventory inspections.
- Support the tracking of Certificates of Acceptance documents on specialty gases delivered

- Perform all specialty gas cylinder changes on delivery systems.
- Perform specialty gas bottle deliveries as required to Customer.

High Purity Systems (USF)

High Purity Systems are defined as sustaining services for total gas & chemical operations & maintenance for factories including, but not limited to: Generation and distribution of HPW, clean steam, breathing air, compressed air and nitrogen.

Outcomes - Customer's expected outcomes are:

Safe, reliable, and economical operation and maintenance of the HPW and other High Purity Systems
Zero interruptions, disruptions or losses arising from unscheduled downtime of specialty gas distribution equipment or supply network

Provide High Purity Water

- Service Provider will provide general systems support in compliance with Customer Procedures and Policy as well as all regulatory agencies.
- Service Provider will provide general HPW operations support in accordance with customer specifications and accepted maintenance schedules.
- Service Provider will coordinate all relevant project work/impacts with site incident prevention team.

- Support HPW operations by providing selected water treatment services in accordance with all Customer specifications.
- Manager, support HPW operations by tracking, ordering, and delivering bulk chemicals used in HPW manufacture.
- Perform resin bed change outs as required.
- Provide general maintenance, operations, repair and systems support for RO/DI water recycling systems.

- Agree to work schedule day and hours.
- Agree to qualification plan.

Provide Clean Steam

- Clean Steam is available throughout the facility as per network operating/design pressures.

Provide Breathing Air

- Breathing Air is available throughout the facility as per networks operating/design pressures and quality standards

Provide Compressed Air

- Compressed air is available throughout the facility as per networks operating/design pressures and quality standards

Provide Nitrogen

- Centrally supplied nitrogen is made available in buildings where the network exists (in other sectors, bottle nitrogen will need to be managed)

Workplace Services

Print Services ([redacted]/USF)

Required Outcomes:

Provide efficient, timely, quality and cost-effective print solutions to all Customer sites in scope.

Deliver On-Site Printing/Reprographic Services

As scheduled and requested, responsible for delivering a variety of on-site printing/ reprographic services, including services such as :

- High volume black and white printing
- Investigator brochures and letters
- Clinical Report Form materials
- Payroll check printing and fulfillment
- Color printing
- Binding of materials
- Finishing of Materials
- Distribution
- High volume scanning
- Laboratory Notebook Scanning
- Payroll
- Inventory management
- IT support services relating to print
- Document and output management support

Creative Services/Visual Communications

SECTION REMOVED FROM SCOPE

Office Services ([redacted]/USF)

Office Services includes the maintenance and support for all Office Equipment and the restocking/inventory management of office supplies. All devices in Customer's "Managed Print" program are included. Managed Print was an initiative that replaced personal printers with networked all-in-one machines that print, copy, fax and scan.

Outcomes - Customer's expected outcomes are:

All necessary Office Equipment is available for users to complete their work and operates effectively and in a cost-efficient manner.
All necessary Office Supplies are available for users to complete their work and are provided in an effective and cost-efficient manner.

Maintain All Office Equipment

- Manage, repair, and replace all office equipment as needed, including but not limited to Photocopiers, Fax Machines, Printers, Scanners and Multi-Function Devices (MFDs).
- Contract for and manage all leasing, "click charge" and maintenance contracts

A

Meeting and Event Planning/Support (USF)

Outcomes - Customer's expected outcomes are:

Meeting and event setups and tear downs are performed accurately and per schedule
Meeting and event locations are cleaned and restored to pre-event condition in a timely manner

Logistical/Onsite Support, Conferencing and Training

Provide support to end users, help during conferences, and set up conferences

Meeting Setups and Tear Downs

Room setups will include, but not be limited to, chairs, tables, portable stages, flip charts, waste receptacles, signs, banners, TVs, projectors, room dividers, and wall partitions.

Service Provider shall:

- Be knowledgeable of all setup procedures and safety requirements for all room types.
- Be familiar with specific conference room and cafeteria setups per site and educate Customer on limitations and capabilities of each.
- Follow detailed instructions and diagrams, including table and room dimensions in order to calculate room occupancy. Service Provider will be required to move, lift, and adjust tables and chairs.
- Be familiar with fire code and egress designations to ensure setups do not exceed room occupancy limits or block emergency egress.
- Check portable equipment before and after each meeting to ensure it is working properly. Upon discovery of equipment failure, ensure that substitute equipment is delivered to the room and appropriate personnel are contacted for repair.
- Coordinate with other on-site service providers or outside vendors

Mail

Mail Services ([redacted]/USF)

Outcomes - Customer's expected outcomes are:

Mail/package pick-up and delivery is reliable, safe, and cost effective
Mail/packages are picked up and delivered according to agreed-upon Service Levels

Exclusions: The cost of Express Mail is excluded from services.

Manager Responsible for international and domestic shipping/receiving functions:

As mail is received, supplier will process in accordance with Customer's requirements. Shipping includes but is not limited to the following activities:

- Verify memo data
- Sort and Stage shipments for processing
- Submit international paperwork (export compliance)
- Identify packaging, labeling, and routing requirements
- Stage shipments
- The Manager will Customer service (Q&A, tracking, problem resolution)
- Provide crating and rigging services

Receiving includes but is not limited to the following activities:

- Validate number of pieces, resolve damage issues with carrier
- Expedite delivery of items as requested by customer
- Perform receipt transactions
- Route items for distribution
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Responsible for Mail Services functions

As mail is received, supplier will process in accordance with Customer's requirements

Mail Delivery/

As mail is received, supplier will process in accordance with Customer's requirements. Mail Delivery/ includes but is not limited to the following activities:

- Sort and stage by priority and location
- Deliver all material
- Pick up all material
- All postage applications, weighing, and application.
- Sort and stage for shipping

Lab Mail Services

- The Service provider provide delivery of all materials, special packages and USPS mail among buildings, labs and offices across campus. Materials include, but are not limited to – lab samples, records management, chemicals, solvents, glassware, packages, copy paper, miscellaneous office material, regulated items, temperature sensitive chemicals and biologics:
- As mail is received, supplier will process in accordance with Customer's requirements.
- Lab sample shipments are to be packaged to comply with all DOT rules and condition requirements (dry ice, hazard notification, etc).

Postage

- The Manager will Replenish postage meters as needed

Manager will Maintain Postal Equipment

Maintain Postal Equipment, including:

- Postage machines and meters
- Scales
- Material handling equipment
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Other Portering Services

Service Provider will provide all other portering services as required on site

Environmental Operations and Waste Management

The Manger will provide environmental, health (industrial hygiene), safety, and waste management services for the facility, in full compliance with regulatory requirements and business demands.

Environmental Operations

The Manager will administer an operating program that includes procedures and practices to ensure a safe work environment for employees and controls emissions and discharges to the environment to the maximum extent practicable. The program establishes standards and practices that prevent injuries and illness, meet sustainability goals, and minimize impact to the environment using flexible and cost-efficient methods.

Environmental Operations (USF)

Outcomes - Customer's expected outcomes are:

Employees are protected from injuries and illnesses.
Emissions and discharges to the environment are minimized
Compliance with regulations and internal standards is maintained.
Work practices for employees are efficient and operating conditions for equipment are flexible.
Performance is continually improved.

Environment management

- The Manager will Manage the environmental permits, regulations, and Customer Environment standards. Perform audits and the Service Provider will track waste.

Environmental Control

Operate facilities that efficiently remove waste from the site and control discharges and emissions from centralized air, wastewater and solid waste treatment facilities in accord with environmental plans, permits and regulations.

Environmental Facilities (Operations) (USF)

Outcomes - Customer's expected outcomes are:

Wastes are effectively and efficiently treated.
Discharges and emissions are minimized.
Equipment is operated reliably and cost efficiently.
Compliance with operating conditions and internal standards is maintained

Operate environmental and waste management systems and equipment

- Operate environmental facilities per SOPs and in accord with all safety and environmental plans, permits and regulations

Operate and control Process (Chemical) Sewer System (double-walled piping, lift stations, manholes, trenches and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor and Control Storm Sewer System (piping, catch basins, manholes, outfalls, sampling devices and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor and control Thermal Oxidizer Units (TOUs) (burners, water softening units, cooling system, pumps, valves, emission monitors, and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Control Room Monitoring System (DCS, PLC and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor and control Bulk Tank System (solvent storage tanks, level control pumps, filters/strainers, piping, valves, and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor, control and test Emergency Generators and power supplies

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor and control Wastewater Treatment Systems at outfalls (Pumps, tanks, feeders, controls, piping, valves, and accessories)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Monitor, coordinate, and control Solid Waste Management Systems (solid waste, asbestos, paper and cardboard compactors or dumpsters, and recycling dumpsters (metal, wood, concrete/asphalt, HVAC filters, batteries grass, brush)

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Manage and control hazardous waste packaging, collection and storage facilities

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Manage and control Spill Collection System (gates, valves and accessories).

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Manage Continuous Emissions Monitoring (CEM) equipment, including calibration, testing, and reporting needs.

- Operate environmental facilities per SOPs and in accordance with all safety and environmental plans, permits and regulations

Environmental Facilities (Routine Maintenance) (USF)

Outcomes - Customer's expected outcomes are:

Responsive emergency maintenance is performed to minimize outages.
Maintenance is planned and scheduled by the Manager to improve reliability and extend equipment life.
Manufacturer's equipment specifications are maintained.

Repair and maintain environmental facilities

- Includes annual or periodic equipment shutdown and PM (routine maintenance vs. major maintenance and troubleshooting repair which will be performed by manufacturer's service technicians)
- Remedy all leaks, malfunctions, hazards and outages.
- Assist in Conducting root cause analysis evaluations as appropriate

Environmental Facilities (Testing/Monitoring) (USF)

Outcomes - Customer's expected .outcomes are:

Sampling is conducted in a timely and efficient manner per established sampling schedules.
Sample collection and analyses are in compliance with state and federal regulations and internal standards.

Monitor quality of wastewater, stormwater, waste and air discharges or shipments

- Conduct stack tests
- Per sampling schedule, collect, preserve and package samples for shipment to offsite labs for testing.

Environmental Facilities (Reporting) (USF)

Outcomes - Customer's expected outcomes are:

Reports are complete, accurate and timely and prepared in accordance with mandated reporting schedules.
Accurate and complete records are maintained.

Assist in the preparation of reports

- Per permits and regulations, assist reports of environmental data for submission to agencies or retention on site

Assist in Keeping records and prepare incident reports

- In response to leaks, malfunctions, hazards and outages, prepare reports for submission to environmental agencies

Manage will Perform Audits

- Perform self audits and track recommendations.
- Service Provider will Support external and internal audits.

Environmental Facilities (Services) (USF)

Outcomes - Customer's expected outcomes are:

Wastes and recyclables are collected and disposed of in a timely, compliant, and cost effective manner.
Facilities are maintained in a clean and orderly state.

Dispose or recycle the contents of all solid waste management facilities

- Per set frequency and in accordance with S&E policies, procedures, plans and regulations

Collect, store, package disposal of specialty chemical wastes (lab packs, pilot plants wastes, high hazard materials, biohazards, pathological wastes, fluorescent bulbs, used oil, mercury devices and dry cell batteries).

- Per set frequency and in accordance with S&E policies, procedures, plans and regulations

Dispose of solvents in bulk and containers

- Per set frequency and in accordance with S&E policies, procedures, plans and regulations

Sample, test, and recycle solvents for boiler fuel per BIF program

- No scheduled collection - as facilities are available
- Per set frequency and in accordance with S&E policies, procedures, plans and regulations

Solid Waste Management

The service provider will provide solid waste management services for the facility, including collection of solid wastes and recyclables, in full compliance with regulatory requirements and business demands.

Collect Waste (USF)

Outcomes - Customer's expected outcomes are:

Waste and recyclables are collected in a timely and efficient manner.
Facilities are maintained in a clean and orderly state.

Waste collection

- Collect waste from office, manufacturing, research (trash, bulk chemicals, biological and pathological).Dump trash for shredding and compacting. Perform routine and response-based waste collection based on site requirements. Upon request, driven by inspections, audits, or compliance (safety issues).

Recycle collection

- Collect recyclables (metal, skids, paper, cardboard, aluminum cans, drums). Perform routine and response-based recycle collection based on site requirements

Radioactive waste collection

- Collect low level radioactive waste.

Restricted confidential paper collection

- Collect restricted confidential paper. .

Drums supply

- maintain inventory, deliver stainless steel drums, poly drums, and fiber drums. Trailers are currently used for drum storage. Non-infectious Waste Carts
- Collect waste in carts for processing in on-site incinerator. Wash and return carts.

Incident Response

- Assist in clean up and provide container for waste.

Support on-site waste generators

- Work with site EH&S group and dock owners for waste flow in dock and accumulation areas.

Maintain waste collection vehicles

- Conduct PMs, and inspections.

Store and Ship Wastes (USF)

Outcomes - Customer's expected outcomes are:

Wastes are stored, monitored, and shipped in a timely and cost effective manner.
Waste storage and shipment areas are maintained in a clean and orderly state and documented inspections are conducted as required.
Hazardous wastes to be shipped offsite are appropriately registered. Offsite disposal facilities are approved by Merck.

Receive on-site chemical wastes (>5 gal)

- Store until enough inventory is achieved for more cost effective and compliant shipping (Environ and DOT requirements).

Pick up and receive chemical wastes (<5 gal)

- "
- Store until enough inventory is achieved for more cost effective and compliant shipping. (Environ and DOT reqs.)

Receive/Dispose LLRW (partner w/ Health Physics)

- Store for decay, if needed, or store for annual shipment. Dispose of LLRW ash from LLRW processing from on-site incinerator.

Receive offsite wastes

- Build trailers for ease and compliant processing in the on-site incinerator.

Waste Questions

- . Work with Safety & Environment, Lab Services, and Scientists for compliant, cost effective, and ease of use management of MRL waste.

Waste Tours

- .

Trailers

- Build trailers for on-site incineration and maintain list. Tracks date for compliance. Receive different wastes in different containers at different times. Store the wastes until enough inventory is accumulated for a particular disposal option (or vendor) or 1 yr time limit is up. In either the off site or on-site disposal options, load the waste from the building onto trailers for off site disposal or on-site processing.

Logging and offsite shipment of hazardous wastes

- All offsite shipment of waste is to be managed with qualified personnel and appropriate manifests. All hazardous wastes are to be transported by Merck approved haulers. All offsite landfill or destruction facilities are to be approved by Merck.

Incinerate Wastes (USF)

Outcomes - Customer's expected outcomes are:

Cost-effectively destroy wastes, dispose of residuals and treat emissions and discharges in accord with state and federal regulations and internal standards.
Maintain facilities in a clean and compliant state.

Process plant trash

- Shred trash and compact for cost effective shipment. Also use shredded trash to de-slag RKI.

Security Documents

- Incinerate confidential documents per Security's request.

Community Service

- Incinerate wastes (e.g., illicit drugs, contraband, confidential documents) from various law enforcement agencies (e.g., US Customs, local Police Dept, US Postal Service)

Reports and Records

- Provide information to Safety & Environment for submittal to AHJ regulatory bodies (e.g., EPA, PADEP).
- Support CEM calibrations and testing.

Refrigerated Trailers

- Used to store biological wastes during RKI shutdown - inspect when in use.

Maintenance

- Maintain incinerators and ancillary equipment . Coordinate outages/shutdown or major repairs.

Water Treatment

The following sections will address water supply, treatment, distribution, and discharge. These activities will be in full support of facility operations and fully comply with regulatory requirements and Customer policies and procedures.

Supply Potable Water (USF)

Outcomes - Customer's expected outcomes are:

Provide the site with potable drinking water that is pure, clean and compliant with AHJ specifications and limits, while providing superior customer service and value
Potable drinking water that is compliant with AHJ specifications and limits will be provided to the facility at all times.

Potable water supply

- Provide potable water for manufacturing, research and administrative buildings. Water quality and pressure is in compliance with AHJ drinking water standards (e.g., US EPA, DEP).

Water system operation

- Operate water pump house, hypochlorite disinfection system, and corrosion control system. Level of service is defined by AHJ regulations and customer demand.

Maintain water system

- Perform tank inspection, tank cleaning, water pipe flushing, backflow preventor tests, water meter calibrations valve exercises in accordance with AHJ regulations and industry standards.

Sampling

- Take and submit samples for analysis and submit results to AHJ regulatory agencies.

System shutdowns

- Shutdown water systems based on customer requests, performed in accordance with site standards

Emergencies

- Respond to customer and site incidents. Repair water main breaks and leaks. Complete customer complaint inquiries in accordance with AHJ regulations

Remediate Groundwater (USF)

Outcomes - Customer's expected outcomes are:

Remediated groundwater is pumped, sampled and treated in accord with all AHJ specifications and limits and internal standards.

Operate wells

- Pump wells within permitted groundwater withdrawal limits.

Maintain wells

- Replace well pumps and redevelop wells.

Carbon Treatment and carbon change out

- Treat groundwater in accordance with AHJ regulations and agreements (e.g., Consent Order). Carbon change out performed according to filter loading

Reports and Records

- Provide information to EH&S for submittal to AHJ agencies .

Sampling

- Take and submit samples for analysis and submit results to EH&S.

Consent Order

- Compliance as required

Collect and Equalize Wastewater (USF)

Outcomes - Customer's expected outcomes are:

Process and sanitary wastewater is collected, sampled and treated in accordance with AHJ regulations and internal standards.

Operate collection and equalization tank systems

- Level of service defined by AHJ (e.g., local TSD and local TMA permit, EPA, DEP regulations) and customer demand.

Maintain collection and equalization tank systems

- Perform sanitary sewer pipe cleaning and inspection every five years, lift station cleaning, annual manhole inspections. Reline and repair pipes and manholes as necessary. Perform general building maintenance as required.

Sampling

- Take and submit samples for analysis. Submit results to the Manager's Safety & Environment.

System shutdowns

- Shutdown systems based on customer requests, performed in accordance with site standards.

Emergencies

- Respond to customer and site incidents, perform bypass pump operations.

Consent Decree

- Compliance as required

Manage Storm Water Runoff (USF)

Outcomes - Customer's expected outcomes are:

Stormwater runoff is collected, sampled and managed in accordance with AHJ regulations and spills are prevented from leaving the site.

Operate Detention Basins

- Level of service defined by AHJ regulations and precipitation (e.g., EPA, DEP). Basin control valve operated as part of site spill capture strategy.

Maintain storm water detention basins, storm sewer, and manholes

- Clean storm sewers, remove debris, perform manhole inspections

Reports and Records

- Provide information to the manager's Safety & Environment for submittal to AHJ agencies (e.g., EPA, DEP).

Sampling

- Take and submit samples for analysis. Submit results to the Manager's Safety & Environment.

Emergencies

- Respond to customer and site incidents.

Waste Handling and Asbestos Abatement

This section covers the handling of both non-hazardous and hazardous wastes, as well as the safe abatement of asbestos including removal, disposition and handling. These activities will be in full support of facility operations and fully comply with AHJ regulatory requirements and Customer policies and procedures.

Emergencies

Respond to customer and site incidents.

Warehouse and Stores

Service Provide has MRO warehouses and store rooms at some sites and not at others.

Receiving (USF)

Receiving includes the following activities: unload trucks, acknowledge transfer of ownership, sort, and stage items for next processing step (e.g., sampling, storage, delivery).

Outcomes - Customer's expected outcomes are:

Materials are received accurately: - Material is properly segregated and sorted to enable accurate delivery or storage compliance. - Material is properly entered into tracking systems to enable control and provide information. - Materials arriving in undesirable conditions are properly documented
Materials are received timely: - Material containing complete consignee information is sorted to staging locations and scanned within minutes of unloading. - Material lacking complete consignee information is investigated and resolved typically within one business day. - Inventory material is entered into inventory tracking system within 1-2 business days.
No safety, environmental, quality, financial, loss prevention, or other impact due to receiving activity.

Non-inventory items (e.g. parcels, consumables, equipment from box to pallet size) for all of site (except "Stores" items and radioactive items)

- Unload trucks
- Sort and track (e.g. barcode scanning) all incoming items to staging locations within minutes of unloading; those requiring further investigation to be investigated same day for further processing
- Prep packages for safe and efficient delivery

Inventory items (chemicals typically palletized) for factories and pilot plants

- Unload trucks
- Enter material data into inventory tracking system
- Sort material where necessary (e.g. by vendor lot), and stage for further processing (i.e. sampling, storing, delivery)
- Identify hazardous and temp-control materials in order to properly store.

Sampling (USF)

Sampling: obtain representative sample(s) of materials

Outcomes - Customer's expected outcomes are:

Samples are a true representation of material in container
No safety, environmental, quality, financial, or other impact due to sampling activity

Conduct powder and liquid sampling of compounds up to hazard thresholds allowed for by sampling area equipment/infrastructure.

- Conduct sampling according to SOPs and customer specifications (e.g. # of lots and quantity of sample), in alignment with regulatory requirements

Delivery (USF)

Delivery: transport materials from previous processing step (e.g. receiving, storing) to preferred customer locations.

Outcomes - Customer's expected outcomes are:

Materials are delivered accurately: - Material arrives at location specified in documentation - Material arrives at location without damage
Materials are delivered timely: - Material arrives at Laboratories, Pilot Plants, and Other Locations per SLA

Deliver non-inventory items (e.g. parcels, consumables, equipment - from box to pallet size); this excludes "mechanical stores" items and radioactive items:

- Utilize barcode system to track package delivery
- Obtain signature for "critical" items.
- Deliver "laboratory" items to laboratory docks per site specific requirements
- Deliver "direct to customer" items per site specific requirements

Deliver Inventory items (chemicals typically palletized) for factories and pilot plants:.

- "Pick" specified material from storage locations and deliver to destination
- Utilize inventory tracking system to document movement
- Follow SOPs in accordance with material control regulations
- Make contact with customer regarding completion of time or temp-sensitive deliveries.
  - **Response Based:** Deliver from primary storage areas to customer specified locations within site specific timing requirements (typically between 1 hour of request and customer request timing (if >1 hour)).
  - **Frequency Based:** Conduct regular checks of kanbans to determine fulfillment requirements. Deliver from primary storage area to designated kanban areas agreed upon with customer. Trigger re-orders based on storage location inventory levels.

Deliver alcohol to laboratory docks

- Manage alcohol inventory for laboratories.
- Deliver requested quantities to laboratory dock within site-specific requirements
- Document alcohol removal according to alcohol permit.
- Utilize barcode system to track bottle delivery.
- Manage inventory levels of alcohol to meet customer demand, and store in accordance with loss prevention and alcohol permit requirements.

Deliver pallets to laboratory docks, factory, pilot plants, and other locations

- Manage pallet deliveries to site customers. Manage pallet inventory levels in warehouse storage location to meet customer demand, and store in accordance with loss prevention regulations.
  - Response Based: **Deliver from primary storage areas to customer specified locations within site-specific timeframes (e.g., 1 business day of request).**
  - Frequency Based: **Conduct regularly scheduled checks of kanbans to determine fulfillment requirements. Deliver from primary storage area to designated kanban areas as agreed upon with customer.**

Pick-Up (USF)

Pick-Up: transport materials from preferred customer locations to next processing step (e.g. shipping, storing).

Outcomes - Customer's expected outcomes are:

Materials are picked-up accurately: - Proper material is picked-up and arrives at location specified in documentation or set-up in standard practices - Material arrives at location without damage
Materials are picked-up timely: - Same business day or does not hinder customer's business (if > same business day)

Biohazard, Silica Gel, and drummed Solvent Waste throughout site

- Prep for safe transport (e.g. sealed, secured) and deliver to proper location within environmental operations. For solvent waste, replace each pick-up with pallet and empty waste drums or empty tote.
  - **Frequency Based**: For high volume sources like laboratory docks and pilot plants, conduct regular checks of waste levels and move wastes when trigger levels are reached
  - **Response Based:** For low volume customers, pick up waste within site-specific timeframes.

Retrieve and prepare for transport radioactive material

- Retrieve and transport radioactive material from staging areas to radioactive management group, in accordance with NRC regulations.
- Conduct pick-ups within specific timeframes and in accordance with radioactive management group's needs.

Pick up Items (e.g. samples, equipment) for shipment

- Pick-up items from customer staging areas and deliver material to proper shipping area immediately following run completion for continuous flow in shipping task
- Ensure proper documentation is available for shipment (i.e. standard shipping templates filled out).
  - **Frequency-Based:** – For high volume areas, conduct the minimum number of pick-ups per day at designated staging locations according to a predictable route/time schedule. Conduct late pick-up for special needs customers.
  - **Response Based:** - For low-volume areas, conduct pick-ups within site-specific timeframes as requested (e.g., same day), or as specified in request (if > same day).

Move Items between Laboratory buildings

- Pick-up items at customer staging locations designated for move to other laboratory buildings and deliver to destined location upon next scheduled visit (within site-specific time requirements).

Returns to Inventory

- Utilize inventory tracking system to document movement
- Follow SOPs in accordance with material control regulations
- Retrieve from customer pick-up locations and move to proper storage areas and proceed to "storing" task above.

Returns to vendor (those items that do not require an External Shipping Order (ESO), because the vendor has their own trucks that regularly conduct deliveries to site)

- Pick-up items designated for return to vendor
- Deliver to receiving area immediately following run completion
- Receiving area will provide to vendor upon their next scheduled visit, typically the following business day

Ship (USF)

Ship: package and label materials for shipment out of site.

Outcomes - Customer's expected outcomes are:

Materials are shipped accurately: - Package addressed to location specified in documentation - Material packaged and labeled in manner that prevents damage - Material packaged in accordance with trade regulations - All import / export laws are covered.
Materials are shipped timely: - Provided to carrier on same business day or does not hinder customer's business (if > same business day) - Material packaged and labeled in manner that prevents delay in delivery to consignee

Chemicals, equipment, picked-up from customers

- **Utilizing information provided on customer completed shipping form or equivalent, package items for safe shipment, and in accordance with transportation regulations**
- **Obtain direction from local Logistics personnel on the proper packaging/labeling (e.g., hazards or delicate/heavy item)**
- **Gather package weight and dimensions and when applicable, enter shipment into carrier system.**
- **When applicable, load material onto trucks, ensure proper shipping paperwork is offered, and other relevant activities are conducted (e.g. truck sealing, template monitoring, etc), in accordance with trade regulations and customer/business requirements (as directed by logistics personnel).**

Commercial chemicals and raw materials from inventory

- **Utilizing a sales order or equivalent, retrieve ("pick") designated material from storage area; package items for safe shipment, and in accordance with transportation regulations**
- **Obtain direction from local Logistics personnel on the proper packaging/labeling (e.g., hazards or delicate/heavy item)**
- **Gather package weight and dimensions.**
- **Load material onto trucks, ensure proper shipping paperwork is offered, and other relevant activities are conducted (e.g. truck sealing, template monitoring, etc), in accordance with trade regulations and customer/business requirements (as directed by logistics personnel).**

Tank Farm (USF)

Outcomes - Customer's expected outcomes are:

Gas/Diesel inventory is maintained, such that there is no impact to customers' business.
Factory/Pilot Plant solvents and other customer's chemical tanks are offloaded timely and accurately, as not to impact customer's business.

Gas/Diesel

- **Monitor system, including: inventory levels (placing fulfillment orders), equipment upsets, etc.**
- **Upon tankwagon arrival, perform inspection, as necessary; have driver stage wagon; pump tankwagon material into proper tank according to SOPs and regulations; timing is same business day as arrival.**

Factory/Pilot Plant Solvents, and other customers' chemical bulk tanks

- **Upon tankwagon arrival, perform inspection, weight check as necessary; enter relevant information into inventory management system, as necessary; sample according to SOPs and regulations, if necessary; deliver any samples to proper testing area, if necessary; have driver stage wagon; upon release or earlier (if previous steps not required), pump tankwagon material into proper bulk tank according to SOPs and regulations; if necessary, document transfer into inventory management system; if necessary, verify final weight; timing is typically same business day as arrival, utilizing planning with customer..**

Waste

- **Upon request from environmental operations, have driver stage wagon; pump proper bulk waste tank volume into waste tankwagon according to SOPs and regulations; sample according to SOPs and regulations, if necessary; deliver any samples to proper testing area; verify final weight; timing is typically based on customer request utilizing planning with customer.**

Procurement and Materials Management (USF)

Customer's expected Outcomes:

MRO management minimizes costs of procurement, inventory holding costs, shrinkage and waste

MRO management minimizes stock-outs and work delays due to materials unavailability
Minimize Customer asset downtime or performance impacts attributable to unavailability of materials provided by Service Provider or to delays in delivery
Availability or performance of Customer assets is not adversely impacted by quality of materials provided by Service Provider
All Indirect Material Inventory (chemicals) is tracked and logged.

Provide MRO Procurement and Materials Management

MRO includes procurement and management of materials including, but not limited to, the following:

- Equipment spare parts and components used by both Service Provider and Customer personnel to execute the Work Requirements herein defined
- Service Provider tools and equipment
- Removed assets awaiting disposal
- Consumables
- Backup and spare equipment
- Vehicle and mobile equipment parts, fuels and supplies
- Hardware, fasteners and fittings
- Containers and pallets not used in packaging of plant production
- Safety equipment used by all personnel
- Consumables such as paints, sealants, fillers, adhesives, insulation, de-icers, sand, etc.
- Industrial lubricants
- Custodial and cleaning supplies and materials
- Hand tools and equipment typically used in maintenance and repair work
- Building construction materials, such as drywall and plexiglass

The Service Provider may be required to safely store some of these items in storage areas under its control and issue them to Customer employees as authorizedProvide MRO Procurement and Purchasing

Requisition MRO and consumables to be ordered and purchased by Manager for all applicable Customer sites.

Mechanical Stores Management (USF)

Outcomes - Customer's expected outcomes are:

Site Metrics for number of stockouts, customer service and accuracy are achieved
Quality Vendor Repaired/Rebuilt items.

Review/Resolve Exceptions & Out of Stocks

- To ensure inventory accuracy and proper stocking levels, exceptions and out of stocks are reviewed on a daily basis.

Repair Program

- This includes, Radios, seals, circuit boards and arc flash gloves. These items are all returned to stores and sent out for repair in lieu of purchasing new items.

PM Material Planning

- Ensure that the material on pre-planned work orders is picked and delivered to the proper location

New Part Creation

- Ensure all new parts entered into the system are properly linked where required.

Other Scope

This section covers activities not captured in other sections.

Energy Management

The Manager shall manage site-wide energy use through efficient management of the following:

- Utility operations
- Distribution systems
- Selection of high efficiency production equipment
- End-user energy reduction programs
- Leveraging utility, state or federal rebate programs
- Communication of metrics reflecting status.

Operate Utilities within Environmental/GMP Standards and Regulations (USF)

Outcomes - Customer's expected outcomes are:

Provide a consistent and reliable utility stream that meets all applicable standards while providing the lowest cost to the company with a high level of customer responsiveness and ultimately increasing shareholder value.

Maintain water chemistry of DI water facilities

Maintain/operate cooling towers

Maintain boiler makeup water chemistry

Maintain/operate all substations

Maintain GMP compliance of water facilities

Monitor/control flue gas effluent within opacity compliance parameters

Monitor/control boiler emissions within permitted levels

Conduct annual boiler testing

Conduct annual boiler maintenance activities

EXHIBIT A-1 – SITE LISTING

Site (Code)	Address	City, State	Service Provided
Blue Bell (BB)	Unisys Building C 785 Jolly Road	Blue Bell, PA 19422	Building O&M
Boston (BOS)	33 Avenue Louis Pasteur	Boston, MA 02115	Building O&M Utilities O&M Lab Services
Charlotte Tech Center (CTC)	10301 David Taylor Dr	Charlotte, NC 28262-2334	Building O&M
Church Road (ZB)	1180 Church Rd. P.O. Box 4	Lansdale, PA 19446	Building O&M
Cokesbury Road (CR)	600 Corporate Center at Lebanon Building 600	Lebanon, NJ 08833	Building O&M
North Wales (NW)	140 Wissahickon Avenue	North Wales, PA 19454	Building O&M Lab Services Janitorial Mail Services
Spring House (SH)	1201 Sumneytown Pike	Spring House PA 19477	Building O&M
Upper Gwynedd (UG)	351 North Sumneytown Pike	North Wales, PA 19454	Building O&M
Whitehouse Station (WS)	One Merck Drive P.O. Box 100	Whitehouse Station, NJ 08889	Building O&M

EXHIBIT B – COMPENSATION
(Labor Rates, Pass-Through Costs, Mark-ups)

1. PASS-THROUGH COSTS PAYABLE TO SUPPLIER

Jones Lang LaSalle shall pay the following Pass-Through Costs (as defined below) for the Services provided under the Agreement. The term "Pass-Through Costs" shall mean any and all Payroll Costs, Other Costs and Subcontractor Costs (all defined below), including any and all applicable taxes. Pass-Through Costs will be a component of each approved Annual Budget, as defined in below, and shall be funded bi-weekly in alignment with Supplier's payroll cycle.

Payroll Costs – shall include but not be limited to the following reimbursable items:

a. all wages and salaries including regular pay, overtime pay, shift differential, vacation pay, sick pay, military leave and other paid leave as may be required by law, bereavement pay ,holiday pay, and such other pay as may be required by the applicable Collective Bargaining Agreementsfor Supplier Personnel;

b. the cost of social security taxes, state and federal unemployment insurance premiums, workers' compensation premiums, medical, life, and dental insurance premiums, other fringe benefits, including pensions and applicable payroll-based Federal, State and local taxes payable on behalf of Supplier Personnel;

c. any union dues or contributions mandated by collective bargaining agreements.

d. staffing levels shall be in accordance with the Initial Staffing Plan attached hereto as Exhibit B-3, unless agreed to in advance by Jones Lang LaSalle.

G&A Cost

Sliding scale on 6.2% G&A Fee:

$ 6.2MM - $11.2MM = 6.2% of direct Payroll Costs as described above
$11.2MM - $16.2MM = 5.7% of direct Payroll Costs as described above
$16.2MM - $21.2MM = 5.2% of direct Payroll Costs as described above
$21.2MM - $26.2MM = 4.7% of direct Payroll Costs as described above
$26.2MM + = Renegotiate/reprice all OH/Fee percentages

G&A cost includes the following :

a. cost of technical training required for licensure or code compliance;
b. cost of issuance of visas, work permits and any other authorizations required by local law;
c. cost of job related travel and entertainment expenses approved in advance by Manager;

Central Management Cost of $257,000 annually

Service Contractor shall provide cost breakdowns per state for the master agreement, then within 45 days of commencement provided a detailed pro forma income statement per site. Our site leaders will be responsible for zero-based budgets for their sites so they must have the USF cost for their site.

2. Total Cost Structure

U.S. Facilities Staffing Plan at Merck Sites

Preliminary Cost - Year One (5/1/09-4/30/10)

30-Apr-09

	Whitehouse	Blue Bell	Church Road	North Wales	Springhouse	Upper Gwyne	Charlotte	Boston 877	Total	
Gross wages	$ 825,696	$ 127,816	$ 54,621	$ 237,994	$ 48,672	$ 579,138	$ 363,650	$ 1,476,613	$ 3,714,201	
Total benefits	$ 410,428	$ 71,435	$ 25,731	$ 140,053	$ 24,781	$ 279,579	$ 169,400	$ 606,773	$ 1,728,180	
burden rate	49.71%	55.89%	47.11%	58.85%	50.91%	48.27%	46.58%	41.09%	46.53%	
count	14	3	1	6	1	12	7	26	70	
allocator	22.71%	3.66%	1.48%	6.95%	1.35%	15.78%	9.79%	38.28%		100.00%
Central Support	$ 58,372	$ 9,409	$ 3,794	$ 17,852	$ 3,469	$ 40,550	$ 25,172	$ 98,382	$ 257,000	
Total State cost	$ 1,245,534	$ 203,046	$ 98,204	$ 381,515	$ 114,003	$ 933,792	$ 631,431	$ 2,340,385	$ 5,699,381	
							Total cost of direct labor		$ 5,442,381	
							Central Support		$ 257,000	
							G & A		$ 353,362	
							Total cost of services		$ 6,052,742	
							Fee		$ 484,219	
							Total price		$ 6,536,961	

EXHIBIT B-1 – COMPENSATION
(Management Fee Structure)

(A) Management Fee %

Jones Lang LaSalle shall pay Supplies a management fee of eight percent (8%) As shown in item 2 above in Exhibit B.

(B) Percent (%) of Management Fee @ Risk based on KPI Performance Scorecard (All services provided by US Facilities

- 50% of the management fee will be at risk subject to KPI scorecard measurement
- Scorecard will be measured and reported on a quarterly basis, with fees reconciled quarterly and credited on the next monthly invoice following the end of the quarter
- KPIs are to be scored in 0.5 increments
- KPI scorecard is attached as Exhibit B-2

EXHIBIT B-2 – KPI SCORECARD

KPI Metric	Weight	Measure of Success to Meet Expectations	Score	Scoring Interval	Weighted Score
Contribute to meeting energy COE initiatives	5%	Operate, monitor and adjust equipment as per managements direction to optimize energy savings. Make suggestions to management for implementation or energy savings initiatives.	3.0	Quarterly	0.15
Achieve cost reduction targets	20%	Maintain staff levels at managements pre-determined levels to maintain acceptable maintenance service levels. Manage MRO expense requisitioning to achieve target savings.	3.0	Quarterly	0.60
Avoid unplanned interruptions in service	10%	Planned shutdowns will be scheduled through JLL's managers.	3.0	Quarterly	0.30
Meet expectations of operational Service Level Agreements (SLAs)	10%	Score of 90-95% satisfaction on customer survey	3.0	Monthly	0.30
Protect, maintain or increase long term asset value	10%	Rate of 90-95% completion of routine PMs, subject to staff level refinement and PM rationalization.	3.0	Monthly	0.30
Achieve expected level of GSS leadership satisfaction	10%	Score of 70% satisfied on quarterly survey of GSS leadership	3.0	Quarterly	0.30
Achieve expected level of key customer satisfaction	10%	Score of 70% satisfied on quarterly survey of key customers	3.0	Annual	0.30
Achieve OSHA recordable incident rate	5%	Meet service provider RIR goals	3.0	Quarterly	0.15
Achieve OSHA lost work days case rate	5%	Meet service provider LWD goals	3.0	Quarterly	0.15
Prevent any AHJ non-compliance incidents	5%	No legal notices, incidents, violations or negative publicity as the result of USF staff's specific action or lack of actions.	3.0	Monthly	0.15
Assure GxP compliance	5%	No deviations or abnormalities having adverse product impact. .	3.0	Monthly	0.15
Complete Transition	5%	Hiring or transfer of impacted personnel to achieve initial staffing model Recruiting and filling open positions and training of those personnel Major transition milestones completed on time	3.0	Transition Completion	0.15
TOTAL	**100%**				**3.00**

5.0 = Significantly surpasses expectations
4.0 = Exceeds expectations
3.0 = Meets expectations
2.0 = Short of expectations
1.0 = Significant failure to meet expectations

EXHIBIT B-3 – INITIAL STAFFING PLAN

	BB Blue Bell	BOS Boston	CR Cokesbury Road	CTC Charlotte	NW North Wales	SH Spring House	UG Upper Gwynedd	WS White House Station	ZB Church Road	TOTAL
Positions										0
Supervisor /Lead / Chief Engineer		1		1			1		1	4
Operating Engineer		4					5	5		14
Maintenance Mechanics (O&M & HVAC)	1	3		4		1	2		1	12
Maintenance/ LEAD (HVAC, Operators)					1			6		7
Generalist	1	1		1	4		2			9
HVAC Supervisor/Lead	1									1
HVAC LEAD								1		1
Lab Services Lead		1								1
Lab Services Tech		8								8
Electrician		2			1			1		4
Plumber		2								2
Mail room Clerk (Supervised by Lab Supervisor)		1								1
Instrument and Controls Tech		1					1	1		3
General Maintenance		1								1
Loading Dock (Supervised by Lab Supervisor)		1								1
O&M Custodian				1						1
TOTAL	3	26	0	7	6	1	11	14	2	70
			Serviced from UG							

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EXHIBIT C - INSURANCE

INSURANCE REQUIREMENTS

I. The Service Contractor shall provide the following minimum insurance coverage:

A. Commercial General Liability
Combined Single Limit - $3,000,000 per occurrence and annual aggregate per location.
Such insurance shall be broad form and include, but not be limited to, contractual liability, independent contractor's liability, products and completed operations liability, and personal injury liability. A combination of primary and excess policies may be utilized. Policies shall be primary and noncontributory.

B. Worker's Compensation - Statutory Limits

C. Employer's Liability
With minimum liability limits of $1,000,000 bodily injury by accident each accident, $1,000,000 bodily injury by disease policy limit; $1,000,000 bodily injury each employee.

D. Commercial Automobile Liability
Combined Single Limit - $1,000,000 per accident.

Such insurance shall cover injury (or death) and property damage arising out of the ownership, maintenance or use of any private passenger or commercial vehicles and of any other equipment required to be licensed for road use.

E. Property Insurance

All-risk, replacement cost property insurance to protect against loss of owned or rented equipment and tools brought onto and/or used on any Property by the Service Contractor.

F. Crime Insurance / Fidelity Bond

Contractor is responsible for loss to client and third party property/assets and shall maintain Fidelity bond or comprehensive crime insurance coverage for the dishonest acts of its employees in a minimum amount of $1,000,000.

II. Policies described in Sections I.A. and I.D. above shall include the following as additional insured, including their officers, directors and employees. A GL-2010 Endorsement shall be utilized for the policy(ies) described in Section I.A. above. Please note that the spelling of these parties must be exactly correct or the Contract Duties will not be allowed to commence.

1. Jones Lang LaSalle Americas, Inc.]
2. Merck & Co., Inc.

III. Service Contractor waives any and all rights of subrogation against the parties identified in Paragraph II above as additional insureds.

IV. All policies will be written by companies licensed to do business in the State of [insert state where property is located] and which have a rating by Best's Key Rating Guide not less than "A-/XII"

V. Service Contractor shall furnish to the **Manager** Certificate(s) of Insurance evidencing the above coverage. Original Certificate(s) of Insurance must be provided before Service Contractor commences Contract Duties or Contract Duties will not be allowed to commence.

VI. Certificate(s) of Insurance relating to policies required under this Agreement shall contain the following words verbatim:

> "It is agreed that this insurance will not be canceled, not renewed or the limits of coverage in any way reduced without at least thirty (30) day's advance written notice [ten (10) days for non-payment of premium] sent by certified mail, return receipt requested to: [One Merck Drive PO Box 100 Mail Stop WS2E-20 Whitehouse Station, NJ 08889-0100], Attn: Sourcing Manager -- Insurance

In addition, the language set forth in this Paragraph VI shall also be added to each policy in the form of an endorsement.